UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by party other than the registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
[X] Definitive Proxy Statement

[ ] Definitive additional materials.

[ ] Soliciting material under Rule 14a-12.

PEDEVCO CORP.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: _____________________________
(2) Aggregate number of securities to which transaction applies: _____________________________
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________________________________
(4) Proposed maximum aggregate value of transaction: ____________________________________
(5) Total fee paid: ___________________________________

[  ] Fee paid previously with preliminary materials ______________________

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: __________________________
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(4) Date Filed: __________________________

PEDEVCO CORP.

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(855) 733 2685

May 16, 2014
Dear Stockholder:

The Board of Directors and officers of PEDEVCO Corp., a Texas corporation, join us in extending to you a cordial invitation to attend the 2014 annual meeting of our stockholders. This meeting will be held on June 27, 2014 at 11:00 A.M. local time at The University Club, 9th Floor, 1 West 54th Street, New York, New York 10019 (corner of Fifth Avenue and 54th Street)(the “Annual Meeting”),

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

As permitted by the rules of the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or E-proxy notice, on or about May 17, 2014 to our stockholders of record as of the close of business on April 28, 2014. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to authorize your proxy to vote online. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

If you are unable to attend the Annual Meeting in person, it is very important that your shares be represented and voted at the meeting. You may authorize your proxy to vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. You may also authorize your proxy to vote your shares by telephone or fax as described in your proxy card. If you authorize your proxy to vote your shares over the Internet, return your proxy card by mail or vote by telephone prior to the Annual Meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

We look forward to seeing you on June 27, 2014. Your vote and participation in our governance is very important to us.

Sincerely,
Frank C. Ingriselli
Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 27, 2014.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2013 are available at the following cookies-free website that can be accessed anonymously: https://www.iproxydirect.com/PED.

If you plan to attend the meeting, please note that The University Club has a dress code. Gentlemen are required to wear a jacket and tie, and ladies are required to wear business attire. The University Club does not make exceptions.

PEDEVCO CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 27, 2014

To Our Stockholders:

Notice is hereby given of an annual meeting of stockholders of PEDEVCO Corp. (the “Company”) to be held on June 27, 2014 at 11:00 A.M. local time at The University Club, 9th Floor, 1 West 54th Street, New York, New York 10019 (corner of Fifth Avenue and 54th Street)(the “Annual Meeting”), for the following purposes:

1.
To elect three directors to the Board of Directors (the “Board”) each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal.  The Board intends to present for election the following three nominees: Frank C. Ingriselli, David C. Crikelair and Elizabeth P. Smith.

2.
To approve an amendment to the Company’s 2012 Equity Incentive Plan, to increase by 5,000,000 the number of shares of common stock reserved for issuance under the plan. The Board of Directors recommends that you approve and ratify an amendment to the 2012 Equity Incentive Plan, to increase by 5,000,000 the number of shares of common stock reserved for issuance under the plan.

3.
To ratify the appointment of GBH CPAs, PC, as the Company’s independent auditors for the fiscal year ending December 31, 2014. The Board of Directors recommends that you approve and ratify the appointment of GBH CPAs, PC, as the Company’s independent auditors for the fiscal year ending December 31, 2014.

4.	To consider a non-binding advisory vote on compensation of our named executive officers. The Board of Directors recommends that you approve and ratify the compensation of our named executive officers.

5.
To consider a non-binding advisory vote on the frequency of the advisory vote on compensation of our named executive officers. The Board of Directors recommends that you vote for “3 years” as to the frequency of holding advisory votes on the compensation of our named executive officers.

6.
To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting for a quorum or to approve any of the proposals above. The Board of Directors recommends that you vote to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting for a quorum or to approve any of the proposals above.

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned.  Common stockholders of record on the close of business on April 28, 2014 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The enclosed proxy statement is also available at https://www.iproxydirect.com/PED. This website also includes copies of the form of proxy and the Company’s Annual Report to stockholders for the year ended December 31, 2013. Stockholders may also request a copy of the proxy statement and the Company’s Annual Report by contacting our main office at (855) 733-2685.

Even if you plan to attend the special meeting in person, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

By Order of the Board of Directors,
Frank C. Ingriselli
Chairman

Danville, California
May 16, 2014

If you plan to attend the meeting, please note that The University Club has a dress code. Gentlemen are required to wear a jacket and tie, and ladies are required to wear business attire. The University Club does not make exceptions.

TABLE OF CONTENTS

	Page		Page
GENERAL INFORMATION	1	Code of Ethics	12
Information Contained In This Proxy Statement	1	AUDIT COMMITTEE REPORT	13
Important Notice Regarding the Availability of	1	EXECUTIVE OFFICERS	14
Proxy Materials		EXECUTIVE COMPENSATION	15
Record Date and Shares Entitled to Vote	1	Summary Compensation Table	15
Voting Process	2	Compensation of Directors	17
Providing and Revoking Proxies	2	Outstanding Equity Awards At December 31,	17
Attendance at the Annual Meeting	2	2013
Conduct at the Meeting	2	Equity Compensation Plan Information	18
Quorum	3	Securities Authorized for Issuance Under	21
Votes Required to Approve Each Proposal	3	Equity Compensation Plans
Broker Non-Votes and Abstentions	3	Executive Employment Agreements	21
Board of Directors Voting Recommendations	4	CERTAIN RELATIONSHIPS AND RELATED	25
Mailing Costs and Solicitation of Proxies	5	TRANSACTIONS
Inspector of Voting	5	SECTION 16(a) BENEFICIAL OWNERSHIP	30
Stockholders Entitled to Vote at the Meeting	5	REPORTING COMPLIANCE
Voting Instructions	5	PROPOSAL 1. ELECTION OF DIRECTORS	31
Confidential Voting	5	PROPOSAL 2. AMENDMENT TO THE	35
Stockholder of Record and Shares Held in	5	COMPANY’S 2012 EQUITY
Brokerage Accounts		INCENTIVE PLAN
Multiple Stockholders Sharing the Same	6	PROPOSAL 3. RATIFICATION OF	42
Address		APPOINTMENT OF AUDITORS
Voting Results	6	PROPOSAL 4. NON-BINDING ADVISORY	44
Company Mailing Address	6	VOTE ON EXECUTIVE
VOTING RIGHTS AND PRINCIPAL	6	COMPENSATION
STOCKHOLDERS		PROPOSAL 5. NON-BINDING ADVISORY	46
Security Ownership of Certain Beneficial	6	VOTE ON THE FREQUENCY OF
Owners and Management		HOLDING ADVISORY VOTES ON
Changes in Control	9	EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE	9	PROPOSAL 6. ADJOURNMENT OF THE	47
Board Leadership Structure	9	ANNUAL MEETING
Risk Oversight	9	STOCKHOLDER PROPOSALS	48
Family Relationships	9	Proposals for 2015 Annual Meeting of	48
Arrangements between Officers and Directors	9	Stockholders and 2015 Proxy Materials
Other Directorships	10	Additional Filings	49
Involvement in Legal Proceedings	10	OTHER MATTERS	49
Board of Directors Meetings	10	INTEREST OF CERTAIN PERSONS IN OR OPPOSITION	49
COMMITTEES OF THE BOARD	10	TO MATTERS TO BE ACTED UPON
Board Committee Membership	10	COMPANY CONTACT INFORMATION	49
Audit Committee	11
Compensation Committee	11
Nominating and Governance Committee	11
Stockholder Communications with the Board	12
Director Independence	12

PEDEVCO CORP.

PROXY STATEMENT
FOR AN ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

PEDEVCO Corp. (“PEDEVCO,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our 2014 annual meeting of stockholders (the “Annual Meeting”) to be held on June 27, 2014 at 11:00 A.M., local time at The University Club, 9th Floor, 1 West 54th Street, New York, New York 10019 (corner of Fifth Avenue and 54th Street), and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on May 17, 2014. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Information Contained In This Proxy Statement

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and executive officers, corporate governance, and certain other required information.  Included with this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 31, 2014 (the “Annual Report”). If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Form 10-K, which does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy) via the Internet at https://www.iproxydirect.com/PED or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice contains a control number that you will need to vote your shares.  Please keep the Notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Record Date and Shares Entitled to Vote

You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record as of the close of business on April 28, 2014 (the “Record Date”).  Each stockholder of record as of the Record Date is entitled to one vote for each share of common stock held by him, her or it on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. At the close of business on the Record Date, there were 26,539,013 shares of our common stock outstanding, which were each eligible to be voted at the Annual Meeting. Other than our common stock, we have no other voting securities currently outstanding.

Voting Process

If you are a stockholder of record, there are five ways to vote:

•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Fax. If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Providing and Revoking Proxies

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to or at the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders attending the Annual Meeting may revoke their proxies and vote in person.

Attendance at the Annual Meeting

Attendance at the Annual Meeting is limited to holders of record of our common stock at the close of business on the Record Date and the Company’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our common stock, such as a bank or brokerage account statement indicating that you owned shares of our common stock at the close of business on the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting.

If you plan to attend the meeting, please note that The University Club has a dress code. Gentlemen are required to wear a jacket and tie, and ladies are required to wear business attire. The University Club does not make exceptions.

Conduct at the Meeting

The Chairman has broad responsibility and legal authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. The Chairman may exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

Quorum

The presence at the Annual Meeting of the holders of a majority of the outstanding shares of voting stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Votes Required To Approve Each Proposal

With respect to the election of directors (Proposal 1), under plurality voting, the three nominees receiving the highest number of affirmative votes will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

The approval of the proposals to the amendment to the Company’s 2012 Equity Incentive Plan (Proposal 2), the appointment of GBH CPAs, PC as the Company’s independent auditors (Proposal 3), and the approval of the Company’s executive compensation (Proposal 4), each require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote (notwithstanding the fact that the vote on approval of executive compensation is non-binding).

With respect to the advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers (Proposal 5), stockholders have four voting options (“1 year”, “2 years”, “3 years” or “abstain”), provided that the final vote will not be binding on us and is advisory in nature, and no minimum level of votes is required to be obtained on any voting option.  Instead, the option (1 year, 2 years or 3 years), if any, that receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote will be determined approved by the Company’s stockholders, provided that the final vote will not be binding on us and is advisory in nature. The Board and the Compensation Committee will carefully consider the voting results in their entirety in determining the frequency of holding future advisory votes on the compensation of our named executive officers moving forward.

Authority to adjourn the Annual Meeting (Proposal 6) to another place, date or time, if deemed necessary or appropriate, in the discretion of the Board of Directors, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the Annual Meeting.

Broker Non-Votes and Abstentions

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and the broker has not received voting instructions from the beneficial owner.  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter or proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm (Proposal 3), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters, such as the election of our directors (Proposal 1), the amendment to the Company’s 2012 Equity Incentive Plan (Proposal 2), the approval of the Company’s executive compensation (Proposal 4), the advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers (Proposal 5), and the adjournment of the Annual Meeting, if necessary or appropriate (Proposal 6).

With respect to the election of directors (Proposal 1), under plurality voting, broker non-votes and abstentions have no effect on determining the nominees elected, except to the extent that they affect the total votes received by any particular candidate.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent regulatory changes were made to take away the ability of your broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, the broker will not vote your shares in the director election.

With respect to each of the other proposals other than the frequency of advisory votes on compensation of named executive officers (Proposals 2 through 4 and Proposal 6), broker non-votes and abstentions could prevent the proposal from receiving the required affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote (notwithstanding the fact that the vote on approval of executive compensation is non-binding). Abstaining shares will be considered present at the Annual Meeting for each matter so that the effect of abstentions will be the equivalent of a vote “against” each proposal. With respect to broker non-votes, the shares will not be considered present at the Annual Meeting for each proposal, since they are not “entitled to vote”, so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

With respect to the proposal regarding the frequency of advisory votes on executive compensation (Proposal 5) the option, if any, that receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote will be considered approved by the Company’ stockholders, provided that the final vote will not be binding on us and is advisory in nature. Abstentions with respect to this proposal will have the effect of a vote against each of the voting options. Broker non-votes will not be counted in determining the number of shares necessary for approval. The Board and the Compensation Committee will carefully consider the voting results in their entirety (whether any option receives majority approval or not) in determining the frequency of holding future advisory votes on the compensation of our named executive officers moving forward.

In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.

Board of Directors Voting Recommendations

Our Board of Directors recommends that you vote your shares:

•	“FOR“ each of the nominees to the Board of Directors (Proposal 1).
•	“FOR“ the amendment to the Company’s 2012 Equity Incentive Plan, to increase by 5,000,000 the number of shares of common stock reserved for issuance under the plan (Proposal 2).
•	“FOR” the ratification of the appointment of GBH CPAs, PC, as the Company’s independent auditors for the fiscal year ending December 31, 2014 (Proposal 3).
•	“FOR” the approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal 4).
•	“3 YEARS” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (Proposal 5).
•	“FOR” the approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies (Proposal 6).

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. We have not and do not anticipate retaining a third-party proxy solicitation firm to solicit proxies on behalf of the Board. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Inspector of Voting

Representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election at the Annual Meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may also access this list at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the Record Date your shares were registered in your name with the Company’s transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by the Company.  If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name“ and these proxy materials (or the Notice) are required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement and the accompanying notice of Annual Meeting of stockholders and 2013 Annual Report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2013 Annual Report to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2013 Annual Report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary, Clark R. Moore, at our principal executive offices at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, or a stockholder may make a request by calling our Corporate Secretary, Clark R. Moore at (855) 733-2685.

If you receive more than one Notice of Internet Availability of Proxy Materials, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process”, or sign and return by mail all proxy cards or voting instruction forms.

Voting Results

The final voting results will be tallied by the inspector of voting and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.  Additionally, no later than one hundred fifty calendar days after the Annual Meeting, but in no event later than sixty calendar days prior to the deadline for submission of stockholder proposals as discussed below under “Stockholder Proposals” on page 48, the Company will disclose its decision in regards to how frequently the Company will include a stockholder vote on the compensation of executives in its proxy materials until the next required vote on the frequency of stockholder votes on the compensation of executives.

Company Mailing Address

The mailing address of our principal executive offices is 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our common stock at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. At the close of business on the Record Date, there were 26,539,013 shares of our common stock outstanding. Other than our common stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our current executive officers and directors as a group, as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned(1)
Current Executive Officers and Directors
Frank C. Ingriselli	1,957,971	(2)	7.3%
Michael L. Peterson	1,071,233	(3)	4.0%
Clark R. Moore	1,059,261	(4)	4.0%
Jamie Tseng	730,001	(5)	2.7%
Elizabeth P. Smith	80,001	(6)	*
David C. Crikelair	13,334	(7)	*
All Executive Officers and Directors as a Group (six persons)	4,911,801		17.7%

Greater than 5% Stockholders
Yao Hang Finance (Hong Kong) Limited (8)	4,333,336	(9)	15.7%
MIE Holdings Corporation (10)	1,666,668	(11)	6.2%

*       Less than 1%.
_____________________________

Unless otherwise stated, the address of each stockholder is c/o PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

(1)
Ownership voting percentages are based on 26,539,013 total shares of common stock which were outstanding as of the Record Date. There were no shares of Series A Preferred Stock issued or outstanding as of the Record Date.

(2)
Includes: (a) 1,059,691 fully-vested shares of common stock held by Mr. Ingriselli; (b) 450,000 shares of common stock held by Mr. Ingriselli which vest with respect to 40% of the shares of February 9, 2014, 15% of the shares on February 9, 2015, 15% of the shares on August 9, 2015, 15% of the shares on February 9, 2016 and 15% of the shares on August 9, 2016; (c) options to purchase 390,802 shares of common stock exercisable by Mr. Ingriselli as of the Record Date at an exercise price of $0.51 per share; (d) warrants exercisable for 334 shares of common stock at $2.25 per share (originally issued as warrants exercisable for 334 shares of Series A preferred stock, now exercisable for 334 shares of common stock as a result of the January 27, 2013 automatic conversion of the Company’s Series A preferred stock), which expire on October 31, 2014; (e) warrants exercisable for 38,096 shares of common stock at $2.34 per share held by Global Venture Investments LLC, a limited liability company owned and controlled by Mr. Ingriselli (“GVEST”), which expire on December 16, 2017; and (f) warrants exercisable for 19,048 shares of common stock at $5.25 per share held by GVEST which expire on March 22, 2017. Mr. Ingriselli has voting control over his unvested shares of common stock.

(3)
Consisting of the following: (a) 26,668 fully-vested shares of common stock held by Mr. Peterson’s minor children; (b) 347,807 fully-vested shares of common stock (including shares held by a family trust which Mr. Peterson is deemed to beneficially own); (c) 260,000 shares of common stock held by Mr. Peterson which vest with respect to 40% of the shares on February 9, 2014, 15% of the shares on February 9, 2015, 15% of the shares on August 9, 2015, 15% of the shares on February 9, 2016 and 15% of the shares on August 9, 2016; (d) options to purchase 100,000 shares of common stock exercisable by Mr. Peterson as of January 1, 2013 at an exercise price of $0.24 per share; (e) options to purchase 333,334 shares of common stock exercisable by Mr. Peterson as of the Record Date at an exercise price of $0.51 per share; and (f) 3,424 shares of common stock underlying currently exercisable options, of which options to purchase 2,977 shares are exercisable at $30.24 per share and options to purchase 447 shares are exercisable at $67.20 per share. Mr. Peterson has voting control over his unvested shares of common stock.

(4)
Includes: (a) 557,734 fully-vested shares of common stock; (b) 16,667 fully-vested shares of common stock held by each of Mr. Moore’s two minor children, which he is deemed to beneficially own; (c) 232,000 shares of common stock held by Mr. Moore which vest with respect to 40% of the shares on February 9, 2014, 15% of the shares on February 9, 2015, 15% of the shares on August 9, 2015, 15% of the shares on February 9, 2016 and 15% of the shares on August 9, 2016; (d) options to purchase 233,335 shares of common stock exercisable by Mr. Moore as of the Record Date at an exercise price of $0.51 per share; (e) warrants exercisable for 1,906 shares of common stock at $2.34 per share held by Mr. Moore which expire December 16, 2017; and (f) warrants exercisable for 953 shares of common stock at $5.25 per share held by Mr. Moore which expire March 22, 2017.  Mr. Moore has voting control over his unvested shares of common stock.

(5)
Includes: (a) 666,667 fully-vested shares of common stock held by Mr. Tseng; (b) 30,000 shares of common stock held by Mr. Tseng which vest with respect to 40% of the shares on February 9, 2014, 15% of the shares on February 9, 2015, 15% of the shares on August 9, 2015, 15% of the shares on February 9, 2016 and 15% of the shares on August 9, 2016; and (c) fully-vested options to purchase 33,334 shares of common stock at an exercise price of $0.30 per share.

(6)
Includes (i) 66,667 shares of common stock held by Ms. Smith (issued upon the January 27, 2013 automatic conversion of 66,667 shares of Series A preferred stock held by Ms. Smith), and (ii) 13,334 shares of restricted stock held by Ms. Smith which vest in full on September 10, 2014.

(7)	Represents 13,334 shares of restricted stock held by Mr. Crikelair which vest in full on September 10, 2014.

(8)	Address: Room 5, 27/F, Richmond Comm. Bldg., 109 Argyle Street, Mongkok, Kowloon Hong Kong.

(9)
Representing (i) 3,333,334 shares of common stock, (ii) warrants to purchase 333,334 shares of common stock with an exercise price of $3.75 per share which expire on August 12, 2016, (iii) warrants to purchase 333,334 shares of common stock with an exercise price of $4.50 per share which expire on August 12, 2016, and (iv) warrants to purchase 333,334 shares of common stock with an exercise price of $5.25 per share which expire on August 12, 2016.

(10)
Address: c/o MIE Holdings Corporation, Suite 1501, Block C, Grand Palace, 5 Huizhong Road, Chaoyong District, Beijing, China 100101. To the best of our knowledge, the beneficial owners of MIE Holdings Corporation are Zhang Ruilin, its Executive Director, Chairman and Chief Executive Officer, and Zhao Jiangwei, its Executive Director, Vice Chairman and Senior Vice President.

(11)
Representing 1,333,334 shares of common stock (issued upon the January 27, 2013 automatic conversion of 1,333,334 shares of Series A preferred stock held by MIE Holdings Corporation), warrants to purchase 166,667 shares of common stock with an exercise price of $3.75 per share which expire on May 23, 2014, and warrants to purchase 166,667 shares of common stock with an exercise price of $4.50 per share which expire on May 23, 2014.

Changes in Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Information regarding the members of and biographical information of our Board of Directors is provided below under “Proposal 1 - Election of Directors” (beginning on page 31).

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Ingriselli. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time.  Mr. Ingriselli possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board or relevant committee, which provides the relevant oversight on risk assessment and mitigation (the Company’s committees are described in greater detail below (beginning on page 10)).

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or which otherwise are required to file periodic reports under the Exchange Act).

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following:  (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors Meetings

   During the fiscal year that ended on December 31, 2013, the Board held one meeting and took various other actions via the unanimous written consent of the Board of Directors and the various committees described below.  All directors attended all of the Board of Directors meetings and committee meetings relating to the committees on which each director served during fiscal year 2013. The Company did not hold an annual stockholders meeting in 2012 or 2013.  Each director of the Company is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevent their attendance.  Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting.

COMMITTEES OF THE BOARD

Board Committee Membership

On September 5, 2013, and effective September 10, 2013, the Board of Directors adopted charters for the Nominating and Governance Committee, Compensation Committee and Audit Committee and appointed the following directors to such newly formed committees, all of which members are independent directors:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Independent
Frank C. Ingriselli
David C. Crikelair	C	M	M	X
Elizabeth P. Smith	M	C	C	X

C – Chairman/Chairwoman of Committee.

M – Member.

Each of these committees has the duties described below and operates under a charter that has been approved by our Board of Directors and is posted on our website (www.pacificenergydevelopment.com). Copies of the committee charters are also available for free upon written request to our Corporate Secretary. Additionally, the committee charters were filed as exhibits 99.1 (Nominating and Governance Committee), 99.2 (Compensation Committee) and 99.3 (Audit Committee) to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2013.

Audit Committee

The audit committee selects, on behalf of our Board of Directors, an independent public accounting firm to audit our financial statements, discusses with the independent auditors their independence, reviews and discusses the audited financial statements with the independent auditors and management, and recommends to the Board of Directors whether the audited financials should be included in our Annual Reports to be filed with the SEC. Mr. Crikelair serves as Chair of the Audit Committee and our Board has determined that Mr. Crikelair is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Crikelair has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical information under “Proposal 1 - Election of Directors” below (beginning on page 11).

During the year ended December 31, 2013, the audit committee, which was formed effective September 10, 2013, held one meeting.

Compensation Committee

The compensation committee reviews and approves (a) the annual salaries and other compensation of our executive officers, and (b) individual stock and stock option grants. The compensation committee also (i) provides assistance and recommendations with respect to our compensation policies and practices and assists with the administration of our compensation plans; and (ii) seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies. Ms. Smith serves as Chair of the compensation committee.

During the year ended December 31, 2013, the compensation committee, which was formed effective September 10, 2013, held one meeting.

Nominating and Governance Committee

The Nominating and Governance committee assists our Board of Directors in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our Board of Directors, selecting director nominees for our annual meetings of stockholders, evaluating the performance of our Board of Directors, and developing and recommending to our Board of Directors corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct. Ms. Smith serves as Chair of the Nominating and Governance committee.

The nominating and governance committee of the Board considers nominees for directors based upon a number of qualifications, including their personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of the Company’s stockholders.  There are no specific, minimum or absolute criteria for Board membership. The committee makes every effort to ensure that the Board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the NYSE MKT and/or the SEC.

The nominating and governance committee may use its network of contacts to compile a list of potential candidates.  The nominating and governance committee has not in the past relied upon professional search firms to identify director nominees, but may engage such firms if so desired.  The nominating and governance committee may meet to discuss and consider candidates’ qualifications and then choose a candidate by majority vote.

The nominating and governance committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of NYSE MKT and applicable federal securities law. The nominating and governance committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. The Committee will consider candidates recommended by stockholders if the information relating to such candidates are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder proposals under “Stockholders Proposals” on page 48 below. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means.

During the year ended December 31, 2013, the Nominating and Governance committee, which was formed effective September 10, 2013, held no meetings.

Stockholder Communications with the Board

Our stockholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board.

Director Independence

The Board of Directors annually determines the independence of each director and nominee for election as a director. In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

Our Board of Directors has determined that each of Ms. Smith and Mr. Crikelair is an independent director as defined in the NYSE MKT rules governing members of Boards of directors or as defined under Rule 10A-3 of the Exchange Act.  Accordingly, a majority of the members of our Board of Directors are independent as defined in the NYSE MKT rules governing members of Boards of directors and as defined under Rule 10A-3 of the Exchange Act.

Code of Ethics

In 2012, in accordance with SEC rules, our Board of Directors adopted a Code of Business Conduct and Ethics for our directors, officers and employees. Our Board of Directors believes that these individuals must set an exemplary standard of conduct. This code sets forth ethical standards to which these persons must adhere and other aspects of accounting, auditing and financial compliance, as applicable. The Code of Business Conduct and Ethics is available on our website at www.pacificenergydevelopment.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this Annual Report. Additionally, the Code of Business Conduct and Ethics was filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on August 8, 2012 as Exhibit 14.1 thereto.

We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waivers with respect to our Code of Business Conduct and Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.pacificenergydevelopment.com, within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Business Conduct and Ethics to any such officers or employees to date.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the audited financial statements of the Company for the year ended December 31, 2013, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management; (2) discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and Exchange Act Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Audit Committee

/s/ David C. Crikelair (Chairman)
/s/ Elizabeth P. Smith

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers (ages are as of the Record Date).

Name	Age	Position
Frank C. Ingriselli	59	Chief Executive Officer and President
Michael L. Peterson	52	Chief Financial Officer and Executive Vice President
Jamie Tseng	60	Senior Vice President and Managing Director
Clark R. Moore	41	Executive Vice President, General Counsel and Secretary

FRANK C. INGRISELLI, CHIEF EXECUTIVE OFFICER AND PRESIDENT

Information regarding Mr. Ingriselli is set forth in “Proposal 1 – Election of Directors”, below (beginning on page 31).

MICHAEL L. PETERSON, CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT

Mr. Peterson has served as our Chief Financial Officer and Executive Vice President since our acquisition of Pacific Energy Development Corp. (“Pacific Energy Development”) in July 2012. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of our Board of Directors from July 2012 to September 2013.  Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of the Company, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012).  In addition, since February 2006, Mr. Peterson has served as founder and managing partner of California-based Pascal Management, a manager of hedge and private equity investments, which we believe requires only an immaterial amount of Mr. Peterson’s time and does not conflict with his roles or responsibilities with our company.  From 2005 to 2006, Mr. Peterson co-founded and became a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City.  From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high net worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets.  Mr. Peterson speaks Mandarin Chinese.

Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

JAMIE TSENG, SENIOR VICE PRESIDENT AND MANAGING DIRECTOR

Mr. Tseng has served as our Senior Vice President and Managing Director since our acquisition of Pacific Energy Development in July 2012.  Mr. Tseng has served as Pacific Energy Development’s Senior Vice President, Managing Director and director, since its inception in February 2011, and as Chief Financial Officer from inception until June 2012, and served as a member of our Board of Directors from July 2012 to September 2013.  In 2005, Mr. Tseng co-founded CAMAC Energy Inc. (NYSE:  CAK) (formerly Pacific Asia Petroleum, Inc.), an independent energy company headquartered in Houston, Texas, and served as its Executive Vice President from 2005 through his retirement from that company in January 2010.  From February 2000 to August 2005, Mr. Tseng served as Chief Financial Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the need for advanced energy technology and the demand for low cost high quality components. From 1998 to February 2000, Mr. Tseng served as Chief Financial Officer of Multa Communications Corporation, a California-based Internet service provider focusing on China. From 1980 until 1998, he held management positions with Collins Company, Hilton International, China Airlines and Tatung Company of America. Mr. Tseng is fluent in Chinese Mandarin.  He has a BD degree in Accounting from Soochow University in Taiwan.

CLARK R. MOORE, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

Mr. Moore has served as our Executive Vice President, General Counsel, and Secretary since our acquisition of Pacific Energy Development in July 2012 and has served as the Executive Vice President, General Counsel, and Secretary of Pacific Energy Development since its inception in February 2011.  Mr. Moore began his career in 2000 as a corporate attorney at the law firm of Venture Law Group located in Menlo Park, California, which later merged into Heller Ehrman LLP in 2003.  In 2004, Mr. Moore left Heller Ehrman LLP and launched a legal consulting practice focused on representation of private and public company clients in the energy and high-tech industries.  In September 2006, Mr. Moore joined CAMAC Energy Inc. (NYSE:  CAK) (formerly Pacific Asia Petroleum, Inc.), an independent energy company headquartered in Houston, Texas, as its acting General Counsel and continued to serve in that role through June 2011.

Mr. Moore received his J.D. with Distinction from Stanford Law School and his B.A. with Honors from the University of Washington.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2013 and 2012 to (a) Frank C. Ingriselli, who was appointed President and Chief Executive Officer effective July 2012 upon the closing of the Pacific Energy Development merger, and who was serving in these positions at fiscal year-end 2012 and 2013, (b) Roger P. (Pat) Herbert, who was serving as Interim President and Chief Executive Officer until the July 2012 effectiveness of the Pacific Energy Development merger, (c) Michael L. Peterson and Clark R. Moore, who were the two most highly compensated executive officers at fiscal year-end 2012 and 2013, other than Mr. Ingriselli, and (d) Jamie Tseng, who was appointed Senior Vice President and Managing Director effective July 2012 upon the closing of the Pacific Energy Development merger, and who was serving in these positions at the fiscal year-ended 2012 and 2013, and received compensation in excess of $100,000 in 2013. There were no other executive officers who received compensation in excess of $100,000 in either 2012 or 2013.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended December 31	Salary ($)	Bonus ($)		Option Awards ($)(1)	Stock Awards ($)		All Other Compensation ($)		Total ($)
Frank C. Ingriselli	2013	350,000	140,000		-	1,687,500	(2)	-		2,177,500
Chief Executive Officer, President and Chairman of the Board	2012	145,833	140,000	(3)	-	-		-		285,833

Michael L. Peterson
Chief Financial Officer and Executive Vice President	2013	275,000	140,000		-	1,218,750	(4)	-		1,633,750
Former Interim CEO and President, former Director	2012	112,500	110,000	(5)	-	-		-		222,500

Clark R. Moore	2013	250,000	140,000		-	1,087,500	(6)	-		1,477,500
Executive Vice President, General Counsel and Secretary	2012	104,167	100,000	(7)	-	-		-		204,167

Jamie Tseng	2013	120,000	-		-	112,500	(9)	-		232,500
Senior Vice President and Managing Director	2012	50,000	12,000	(8)	-	-		-		62,000

Roger P. (Pat) Herbert (10)	2013	-	-		-	-		-		-
Former Interim President and CEO	2012	-	-		-	-		30,000	(11)	30,000

Does not include perquisites and other personal benefits or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.

(1)
Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718.  For additional information on the valuation assumptions with respect to the option grants, refer to Note 15 of our financial statements for the year ended December 31, 2013 as included in our Annual Report on Form 10-K for the year ended December 31, 2013.  These amounts do not correspond to the actual value that will be recognized by the named individuals from these awards.

(2)	Consists of the value of 450,000 shares of restricted common stock granted in August 2013 at $3.75 per share.

(3)	Reflects a bonus of $140,000 granted for services rendered post-merger from August, 2012 through December 31, 2012.

(4)	Consists of the value of 325,000 shares of restricted common stock granted in August 2013 at $3.75 per share.

(5)	Reflects a bonus of $110,000 granted for services rendered post-merger from August, 2012 through December 31, 2012.

(6)	Consists of the value of 290,000 shares of restricted common stock granted in August 2013 at $3.75 per share.

(7)	Reflects a bonus of $100,000 granted for services rendered post-merger from August, 2012 through December 31, 2012.

(8)	Reflects a bonus of $12,000 granted for services rendered post-merger from August, 2012 through December 31, 2012.

(9)	Consists of 30,000 shares of restricted common stock granted in August 2013 at $3.75 per share.

(10)	Mr. Herbert was appointed as Interim President and Chief Executive Officer of the Company on December 22, 2011 and resigned on July 27, 2012.

(11)	Reflects Board fees incurred from January through July 2012, pre-merger, and paid in common stock of the Company in 2012.

Compensation of Directors

The following table sets forth compensation information with respect to our non-executive directors during our fiscal year ended December 31, 2013.

Name (1)	Fees Earned or Paid in Cash ($)*	Stock Awards ($) (3)	All Other Compensation ($)	Total ($)
David C. Crikelair (2)	$5,000	$60,003	$-	$65,003
Elizabeth P. Smith (2)	$5,000	$60,003	$-	$65,003

* The table above does not include the amount of any expense reimbursements paid to the above directors.  No directors received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings during the period presented.  Includes quarterly cash compensation earned, but not yet paid, in the amount of $5,000.  Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1)
Neither Mr. Frank C. Ingriselli, who served as director throughout the year ended December 31, 2013, nor Michael L. Peterson or Mr. Jamie Tseng, who each served as directors of the Company from July 2012 to September 10, 2013, received any separate consideration for their services on the Board of Directors other than the consideration they were paid as executive officers of the Company as described in the Summary Compensation Table above.

(2)	Appointed as a director on September 10, 2013.

(3)
Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718.  For additional information on the valuation assumptions with respect to the restricted stock grants, refer to Note 15 of our financial statements for the year ended December 31, 2013 as included in our Annual Report on Form 10-K for the year ended December 31, 2013.  These amounts do not correspond to the actual value that will be recognized by the named individuals from these awards.  Each director received a grant of 13,334 shares of restricted stock on September 10, 2013, which vests in full on September 10, 2014.

Our Board has adopted a compensation program that, effective for periods after 2012, provides each of our “independent” directors as defined in NYSE MKT rules or under Rule 10A-3 of the Exchange Act with compensation consisting of (a) a quarterly cash payment of $5,000, and (b) an annual equity award consisting of shares of restricted stock valued at $60,000, vesting on the date that is one year following the date of grant.

Outstanding Equity Awards at Year Ended December 31, 2013

The following table sets forth information as of December 31, 2013 concerning outstanding equity awards for the executive officers named in the Summary Compensation Table.

	Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Frank C. Ingriselli	313,440	34,827 (1)	$0.51	6/18/2022	16,667 (2)	$35,834
	38,280	4,253 (1)	$0.51	6/18/2022	450,000 (3)	$967,500

Michael L. Peterson	446	-	$67.20	5/28/2018	25,000 (2)	$53,750
	2,976	-	$30.24	2/2/2021	325,000 (3)	$698,750
	100,000	-	$0.24	10/7/2021
	242,580	26,953 (1)	$0.51	6/18/2022
	57,420	6,380 (1)	$0.51	6/18/2022

Clark R. Moore	169,980	18,887 (1)	$0.51	6/18/2022	8,334 (2)	$17,918
	40,020	4,447 (1)	$0.51	6/18/2022	290,000 (3)	$623,500

Jamie Tseng	30,000	3,333 (2)	$0.30	2/8/2022	30,000 (3)	$64,500

(1)	Vesting with respect to 100% of these options on June 18, 2014, subject to the holder remaining an employee of or consultant to the Company on such vesting date.
(2)	Fully vested on February 9, 2014.
(3)
Vesting with respect to 40% of these options on February 9, 2014, 15% on February 9, 2015, 15% on August 9, 2015, 15% on February 9, 2016 and 15% on August 9, 2016, subject to the holder remaining an employee of or consultant to the Company on such vesting date.

Equity Compensation Plan Information

2012 Plan

General.  On June 26, 2012, our Board adopted the Blast Energy Services, Inc. 2012 Equity Incentive Plan, which we refer to as the 2012 Plan, which was approved by our stockholders on July 30, 2012. The 2012 Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares.   Subject to the provisions of the 2012 Plan relating to adjustments upon changes in our common stock, an aggregate of 2,000,000 shares of common stock have been reserved for issuance under the 2012 Plan.  Pursuant to Proposal 2 of this proxy statement, we are requesting stockholder approval to amend the Company’s 2012 Equity Incentive Plan, to increase by 5,000,000 the number of shares of common stock reserved for issuance under the plan (see Proposal 2 - Amendment To The Company's 2012 Equity Incentive Plan on page 35, below).

Purpose. Our Board adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our Company’s interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

Administration.  Unless it delegates administration to a committee, our Board administers the 2012 Plan.  Subject to the provisions of the 2012 Plan, our Board has the power to construe and interpret the 2012 Plan, and to determine: (a) the fair value of common stock subject to awards issued under the 2012 Plan; (b) the persons to whom and the dates on which awards will be granted; (c) what types or combinations of types of awards will be granted; (d) the number of shares of common stock to be subject to each award; (e) the time or times during the term of each award within which all or a portion of such award may be exercised; (f) the exercise price or purchase price of each award; and (g) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Eligibility. Incentive stock options may be granted under the 2012 Plan only to employees of our company and its affiliates.  Employees, directors and consultants of our Company and its affiliates are eligible to receive all other types of awards under the 2012 Plan.

Terms of Options and SARs.  The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value.  The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant.

Options granted under the 2012 Plan may be exercisable in cumulative increments, or “vest,” as determined by our Board.  Our Board has the power to accelerate the time as of which an option may vest or be exercised.  The maximum term of options, SARs and performance shares and units under the 2012 Plan is ten years, except that in certain cases, the maximum term is five years.  Options, SARs and performance shares and units awarded under the 2012 Plan generally will terminate three months after termination of the participant’s service, subject to certain exceptions.

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution.  During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit.  Our Board may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards. Our Board may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our Board. In the event a recipient’s employment or service with our company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our Company in accordance with such restricted stock agreement.

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our Board shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions. If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in the capital structure of our company), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2012 Plan and outstanding awards.  In that event, the 2012 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2012 Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events. In the event of (a) a liquidation or dissolution of our Company; (b) a merger or consolidation of our Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (c) a sale of all or substantially all of the assets of our Company; or (d) a purchase or other acquisition of more than 50% of the outstanding stock of our Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2012 Plan or may substitute similar awards.  Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination.  Our Board may suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time.  Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our Board, i.e., in March 2022.

Our Board may also amend the 2012 Plan at any time, and from time to time.  However, except as relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes.  Our Board may submit any other amendment to the 2012 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

As of the date of this proxy filing, options to purchase 184,500 shares of restricted stock and 1,270,752 shares of restricted stock have been issued under the 2012 Plan, with 544,748 shares of common stock remaining available for issuance under the 2012 Plan.  In the event Proposal 2 is approved at the Annual Meeting, the 2012 Plan will have 5,544,748 shares available for future issuance.

2012 Pacific Energy Development (Pre-Merger) Plan

On February 9, 2012, prior to the Pacific Energy Development merger, Pacific Energy Development adopted the Pacific Energy Development 2012 Equity Incentive Plan, which we refer to as the 2012 Pre-Merger Plan.  We assumed the obligations of the 2012 Pre-Merger Plan pursuant to the Pacific Energy Development merger, though the 2012 Pre-Merger Plan has been superseded by the 2012 Plan.

The 2012 Pre-Merger Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares.  Subject to the provisions of the 2012 Pre-Merger Plan relating to adjustments upon changes in our common stock, an aggregate of 1,000,000 shares of common stock have been reserved for issuance under the 2012 Pre-Merger Plan.

The board of Pacific Energy Development adopted the 2012 Pre-Merger Plan to provide a means by which its employees, directors and consultants may be given an opportunity to benefit from increases in the value of its common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to the company’s interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value.  The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant.  Options granted under the 2012 Pre-Merger Plan may be exercisable in cumulative increments, or “vest,” as determined by the board of Pacific Energy Development at the time of grant.

Shares of restricted stock could be issued under the 2012 Pre-Merger Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in the sole discretion of the Pacific Energy Development board.  Shares of restricted stock acquired under a restricted stock purchase or grant agreement could, but need not, be subject to forfeiture or other restrictions that will lapse in accordance with a vesting schedule determined by the board of Pacific Energy Development at the time of grant.  In the event a recipient’s employment or service with our company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our company in accordance with such restricted stock agreement.

Appropriate adjustments may be made to outstanding awards in the event of changes in our outstanding shares of common stock, whether through reorganization, stock dividend or stock split, or other specified change in capital structure of our company. In the event of liquidation, merger or consolidation, sale of all or substantially all of the assets of our company, or other change in control, any surviving or acquiring corporation may assume awards outstanding under the 2012 Pre-Merger Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

As of the date of this proxy statement, 343,471 options and 551,670 shares of restricted stock remain outstanding under the 2012 Pre-Merger Plan. These options have a weighted average exercise price of $0.47 per share, and have expiration dates ranging from February 8, 2022 to June 18, 2022.

2009 Stock Incentive Plan

Effective July 30, 2012, our 2009 Stock Incentive Plan, which we refer to as the 2009 Plan was replaced by the 2012 Plan. The 2009 Plan was intended to secure for us the benefits arising from ownership of our common stock by the employees, officers, directors and consultants of our Company. The 2009 Plan was designed to help attract and retain for our Company and its affiliates personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services and to motivate such individuals through added incentives to further contribute to the success of our Company and its affiliates.

Pursuant to the 2009 Plan, our Board of Directors (or a committee thereof) had the ability to award grants of incentive or non-qualified options, restricted stock awards, performance shares and other securities as described in greater detail in the 2009 Plan to our employees, officers, directors and consultants. The number of securities issuable pursuant to the 2009 Plan was initially 14,881, provided that the number of shares available for issuance under the 2009 Plan would be increased on the first day of each fiscal year beginning with our 2011 fiscal year, in an amount equal to the greater of (a) 5,953 shares; or (b) three percent (3%) of the number of issued and outstanding shares of our Company on the first day of such fiscal year. The 2009 Plan was to expire in April 2019.

As of the date of this proxy filing, 3,424 options remain outstanding under the 2009 Plan. These options have a weighted average exercise price of $35.07 per share, and have an expiration date ranging from May 28, 2018 to February 2, 2021.

2003 Stock Option Plan

Effective April 1, 2009, our 2003 Stock Option Plan was replaced by the 2009 Plan. The number of securities originally grantable pursuant to the 2003 Stock Option Plan was 23,810. Any options granted pursuant to the 2003 Stock Option Plan remain in effect until they otherwise expire or are terminated according to their terms.  As of the date of this proxy filing, no options remain outstanding under the 2003 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2013, with respect to our compensation plans under which common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (C)

Equity compensation plans approved by stockholders (1)	484,727	$1.41	664,748	(2)
Equity compensation plans not approved by stockholders (3)	1,103,826	$0.68	-
Total	1,588,553	$0.90	664,748

(1)
Consists of (i) options to purchase 376,803 shares of common stock issued and outstanding under the Pacific Energy Development Corp. 2012 Equity Incentive Plan, (ii) options to purchase 3,424 shares of common stock issued and outstanding under the Blast Energy Services, Inc. 2009 Incentive Plan, and (iii) options to purchase 104,500 shares of common stock issued and outstanding under the PEDEVCO Corp. 2012 Equity Incentive Plan.

(2)	Consists of 664,748 shares of common stock reserved and available for issuance under the PEDEVCO Corp. 2012 Equity Incentive Plan.

(3)
Consists of (i) options to purchase 953,335 shares of common stock granted by Pacific Energy Development Corp. to employees and consultants of the company in October 2011 and June 2012, which were assumed by the Company in the merger, and (ii) warrants to purchase 150,491 shares of common stock granted by Pacific Energy Development Corp. and PEDEVCO Corp. to placement agents and consultants between October 2011 and March 2013 (which warrants granted by Pacific Energy Development Corp. were assumed by the Company in the merger).

Executive Employment Agreements

Frank C. Ingriselli.  Pacific Energy Development, our wholly-owned subsidiary, has entered into an employment agreement, dated June 10, 2011, as amended January 11, 2013, with Frank C. Ingriselli, its Chairman, President and Chief Executive Officer, pursuant to which, effective June 15, 2011, Mr. Ingriselli has been employed by Pacific Energy Development, and since the Pacific Energy Development merger, our company, with a base annual salary of $200,000 ($370,000 commencing January 1, 2014), and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the Board of Directors in its discretion.  In addition, Mr. Ingriselli’s employment agreement includes, among other things, severance payment provisions that would require our company to make lump sum payments equal to 36 months’ salary and target bonus to Mr. Ingriselli in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (48 months in connection with a “Change of Control”), and continuation of benefits for up to 48 months, as such terms are defined in the employment agreement.  The employment agreement also prohibits Mr. Ingriselli from engaging in competitive activities during and following termination of his employment that would result in disclosure of Company confidential information, but does not contain a general restriction on engaging in competitive activities.

For purposes of Mr. Ingriselli’s employment agreement, the term “Cause” means his (1) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (2) fraud on or misappropriation of any funds or property of our company or any of its affiliates, customers or vendors; (3) act of material dishonesty, willful misconduct, willful violation of any law, rule or regulation, or breach of fiduciary duty involving personal profit, in each case made in connection with his responsibilities as an employee, officer or director of our company and which has, or could reasonably be deemed to result in, a Material Adverse Effect upon our company; (4) illegal use or distribution of drugs; (5) material violation of any policy or code of conduct of our company; or (6) material breach of any provision of the employment agreement or any other employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by him for the benefit of our company or any of its affiliates, all as reasonably determined in good faith by the Board.  However, an event that is or would constitute “Cause” shall cease to be “Cause” if he reverses the action or cures the default that constitutes “Cause” within 10 days after our company notifies him in writing that Cause exists.  No act or failure to act on Mr. Ingriselli’s part will be considered “willful” unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that such action or omission was in the best interests of our company.  Any act or failure to act that is based on authority given pursuant to a resolution duly passed by the Board of Directors, or the advice of counsel to our company, shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of our company.

For purposes of the employment agreement, “Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of our company or its subsidiaries, taken as a whole.

For purposes of Mr. Ingriselli’s employment agreement, “Good Reason” means the occurrence of any of the following without his written consent: (a) the assignment to him of duties substantially inconsistent with this employment agreement or a material adverse change in his titles or authority; (b) any failure by our company to comply with the compensation provisions of the agreement in any material way; (c) any material breach of the employment agreement by our company; or (d) the relocation of him by more than fifty (50) miles from the location of our company’s principal office located in Danville, California.  However, an event that is or would constitute “Good Reason” shall cease to be “Good Reason” if:  (i) he does not terminate employment within 45 days after the event occurs; (ii) before he terminates employment, our company reverses the action or cures the default that constitutes “Good Reason” within 10 days after he notifies us  in writing that Good Reason exists; or (iii) he was a primary instigator of the “Good Reason” event and the circumstances make it inappropriate for him to receive “Good Reason” termination benefits under the employment agreement (e.g., he agrees temporarily to relinquish his position on the occurrence of a merger transaction he assists in negotiating).

For purposes of Mr. Ingriselli’s employment agreement, “Change of Control” means:  (i) a merger, consolidation or sale of capital stock by existing holders of capital stock of our company that results in more than 50% of the combined voting power of the then outstanding capital stock of our company or its successor changing ownership; (ii) the sale, or exclusive license, of all or substantially all of our company’s assets; or (iii) the individuals constituting our company’s Board of Directors as of the date of the employment agreement (the “Incumbent Board”) cease for any reason to constitute at least 1/2 of the members of the Board of Directors; provided, however, that if the election, or nomination for election by our stockholders, of any new director was approved by a vote of the Incumbent Board, such new director shall be considered a member of the Incumbent Board. Notwithstanding the foregoing and for purposes of clarity, a transaction shall not constitute a Change in Control if: (w) its sole purpose is to change the state of our company’s incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our company’s securities immediately before such transaction; or (y) it is a transaction effected primarily for the purpose of financing our company with cash (as determined by the Board of Directors in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

Michael L. Peterson.  On September 1, 2011, Pacific Energy Development, our wholly-owned subsidiary, entered into a Consulting Agreement engaging Michael L. Peterson to serve as Executive Vice President of Pacific Energy Development.  This Consulting Agreement was superseded by an employment offer letter dated February 1, 2012, which employment offer letter was later amended and restated in full on June 16, 2012.  Pursuant to Mr. Peterson’s current employment offer letter, Mr. Peterson serves as our company’s Chief Financial Officer and Executive Vice President at an annual base salary of $275,000 ($295,000 commencing January 1, 2014), and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the Board of Directors in its discretion. Mr. Peterson previously served as a member of the Board of Directors and as the Interim President and Chief Executive Officer of the Company.

In addition, on January 11, 2013, Mr. Peterson’s employment offer letter was amended to revise the termination and severance provisions to parallel those of Mr. Clark R. Moore, our Executive Vice President, Secretary and General Counsel, as described below.  Mr. Peterson’s employment offer letter amendment provides for, among other things, severance payment provisions that would require our company to make lump sum payments equal to 18 months’ salary and target bonus to Mr. Peterson in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (a lump sum payment equal to 36 months of salary is due in connection with Mr. Peterson’s resignation due to a “Change of Control”), and continuation of benefits for up to 36 months (48 months if Mr. Peterson has resigned in connection with a “Change of Control”), as such terms are defined in the employment offer letter amendment.

For purposes of Mr. Peterson’s employment offer letter amendment, the term “Cause” means his (1) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (2) fraud on or misappropriation of any funds or property of our company or any of its affiliates, customers or vendors; (3) act of material dishonesty, willful misconduct, willful violation of any law, rule or regulation, or breach of fiduciary duty involving personal profit, in each case made in connection with his responsibilities as an employee, officer or director of our company and which has, or could reasonably be deemed to result in, a Material Adverse Effect upon our company; (4) illegal use or distribution of drugs; (5) material violation of any policy or code of conduct of our company; or (6) material breach of any provision of the employment agreement or any other employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by him for the benefit of our company or any of its affiliates, all as reasonably determined in good faith by our Board of Directors.  However, an event that is or would constitute “Cause” shall cease to be “Cause” if he reverses the action or cures the default that constitutes “Cause” within 10 days after our company notifies him in writing that Cause exists.  No act or failure to act on Mr. Peterson’s part will be considered “willful” unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that such action or omission was in the best interests of our company.  Any act or failure to act that is based on authority given pursuant to a resolution duly passed by the Board of Directors, or the advice of counsel to our company, shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of our company.

For purposes of the employment offer letter amendment, “Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of our company or its subsidiaries, taken as a whole.

For purposes of Mr. Peterson’s employment offer letter amendment, “Good Reason” means the occurrence of any of the following without his written consent: (a) the assignment to him of duties substantially inconsistent with this employment agreement or a material adverse change in his titles or authority; (b) any failure by our company to comply with the compensation provisions of the agreement in any material way; (c) any material breach of the employment agreement by our company; or (d) the relocation of him by more than fifty (50) miles from the location of our company’s principal office located in Danville, California.  However, an event that is or would constitute “Good Reason” shall cease to be “Good Reason” if:  (i) he does not terminate employment within 45 days after the event occurs; (ii) before he terminates employment, our company reverses the action or cures the default that constitutes “Good Reason” within 10 days after he notifies our company in writing that Good Reason exists; or (iii) he was a primary instigator of the “Good Reason” event and the circumstances make it inappropriate for him to receive “Good Reason” termination benefits under the employment agreement (e.g., he agrees temporarily to relinquish his position on the occurrence of a merger transaction he assists in negotiating).

For purposes of Mr. Peterson’s employment offer letter amendment, “Change of Control” means:  (i) a merger, consolidation or sale of capital stock by existing holders of our capital stock that results in more than 50% of the combined voting power of the then outstanding capital stock of our company or its successor changing ownership; (ii) the sale, or exclusive license, of all or substantially all of our company’s assets; or (iii) the individuals constituting our company’s Board of Directors as of the date of the employment agreement (the “Incumbent Board”) cease for any reason to constitute at least 1/2 of the members of the Board of Directors; provided, however, that if the election, or nomination for election by our company’s stockholders, of any new director was approved by a vote of the Incumbent Board, such new director shall be considered a member of the Incumbent Board. Notwithstanding the foregoing and for purposes of clarity, a transaction shall not constitute a Change in Control if: (w) its sole purpose is to change the state of our company’s incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our company’s securities immediately before such transaction; or (y) it is a transaction effected primarily for the purpose of financing our company with cash (as determined by the Board of Directors in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

Jamie Tseng.  On January 6, 2012, Pacific Energy Development, our wholly-owned subsidiary, entered into an employment offer letter with Jamie Tseng, Senior Vice President, Director and Managing Director of our company, pursuant to which Mr. Tseng is paid an annual base salary of $120,000.

Clark R. Moore.  Pacific Energy Development, our wholly-owned subsidiary, has entered into an employment agreement, dated June 10, 2011, as amended January 11, 2013, with Clark R. Moore, its Executive Vice President, Secretary and General Counsel, pursuant to which, effective June 1, 2011, Mr. Moore has been employed by Pacific Energy Development, and since the Pacific Energy Development merger, our company, with a base annual salary of $150,000 ($270,000 commencing January 1, 2014), and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the Board of Directors in its discretion.  In addition, Mr. Moore’s employment agreement includes, among other things, severance payment provisions that would require our company to make lump sum payments equal to 18 months’ salary and target bonus to Mr. Moore in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (a lump sum payment equal to 36 months of salary is due in connection with Mr. Moore’s resignation due to 36 months in connection with a “Change of Control”), and continuation of benefits for up to 36 months (48 months if Mr. Moore has resigned in connection with a “Change of Control”), as such terms are defined in the employment agreement.   The employment agreement also prohibits Mr. Moore from engaging in competitive activities during and following termination of his employment that would result in disclosure of our company’s confidential information, but does not contain a general restriction on engaging in competitive activities.

For purposes of Mr. Moore’s employment agreement, the term “Cause” means his (1) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (2) fraud on or misappropriation of any funds or property of our company or any of its affiliates, customers or vendors; (3) act of material dishonesty, willful misconduct, willful violation of any law, rule or regulation, or breach of fiduciary duty involving personal profit, in each case made in connection with his responsibilities as an employee, officer or director of our company and which has, or could reasonably be deemed to result in, a Material Adverse Effect upon our company; (4) illegal use or distribution of drugs; (5) material violation of any policy or code of conduct of our company; or (6) material breach of any provision of the employment agreement or any other employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by him for the benefit of our company or any of its affiliates, all as reasonably determined in good faith by our Board of Directors.  However, an event that is or would constitute “Cause” shall cease to be “Cause” if he reverses the action or cures the default that constitutes “Cause” within 10 days after our company notifies him in writing that Cause exists.  No act or failure to act on Mr. Moore’s part will be considered “willful” unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that such action or omission was in the best interests of our company.  Any act or failure to act that is based on authority given pursuant to a resolution duly passed by the Board of Directors, or the advice of counsel to our company, shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of our company.

For purposes of the employment agreement, “Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of our company or its subsidiaries, taken as a whole.

For purposes of Mr. Moore’s employment agreement, “Good Reason” means the occurrence of any of the following without his written consent: (a) the assignment to him of duties substantially inconsistent with this employment agreement or a material adverse change in his titles or authority; (b) any failure by our company to comply with the compensation provisions of the agreement in any material way; (c) any material breach of the employment agreement by our company; or (d) the relocation of him by more than fifty (50) miles from the location of our company’s principal office located in Danville, California.  However, an event that is or would constitute “Good Reason” shall cease to be “Good Reason” if:  (i) he does not terminate employment within 45 days after the event occurs; (ii) before he terminates employment, our company reverses the action or cures the default that constitutes “Good Reason” within 10 days after he notifies our company in writing that Good Reason exists; or (iii) he was a primary instigator of the “Good Reason” event and the circumstances make it inappropriate for him to receive “Good Reason” termination benefits under the employment agreement (e.g., he agrees temporarily to relinquish his position on the occurrence of a merger transaction he assists in negotiating).

For purposes of Mr. Moore’s employment agreement, “Change of Control” means:  (i) a merger, consolidation or sale of capital stock by existing holders of our capital stock that results in more than 50% of the combined voting power of the then outstanding capital stock of our company or its successor changing ownership; (ii) the sale, or exclusive license, of all or substantially all of our company’s assets; or (iii) the individuals constituting our company’s Board of Directors as of the date of the employment agreement (the “Incumbent Board”) cease for any reason to constitute at least 1/2 of the members of the Board of Directors; provided, however, that if the election, or nomination for election by our company’s stockholders, of any new director was approved by a vote of the Incumbent Board, such new director shall be considered a member of the Incumbent Board. Notwithstanding the foregoing and for purposes of clarity, a transaction shall not constitute a Change in Control if: (w) its sole purpose is to change the state of our company’s incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our company’s securities immediately before such transaction; or (y) it is a transaction effected primarily for the purpose of financing our company with cash (as determined by the Board of Directors in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following transactions include transactions that were engaged in by Pacific Energy Development and persons that may be deemed “related persons” to Pacific Energy Development pursuant to applicable rules under the Exchange Act, prior to our acquisition of Pacific Energy Development in July 2012, and by PEDEVCO Corp. and persons that may be deemed “related persons” to PEDEVCO Corp. pursuant to applicable rules under the Exchange Act following the acquisition of Pacific Energy Development in July 2012.

Transactions with Directors and Officers

From its inception, Frank C. Ingriselli has been the Chief Executive Officer, President, and a Director of Pacific Energy Development. Starting in September 2011, Mr. Peterson has been the Chief Financial Officer and Executive Vice President of Pacific Energy Development. From its inception, Jamie Tseng has been the Senior Vice President, a Director and Managing Director, of Pacific Energy Development, and its Chief Financial Officer from inception until September 2011. Since its inception, Clark R. Moore has been the Executive Vice President, General Counsel and Secretary of Pacific Energy Development. Each of the foregoing individuals also was the beneficial owner of more than 5% of the shares of common stock of Pacific Energy Development prior to the merger.

Upon our acquisition of Pacific Energy Development, the foregoing individuals became officers and directors of our company, with the same positions set forth above, and in each case became beneficial owners of more than 5% of our shares of common stock. Prior to our acquisition of Pacific Energy Development, Mr. Peterson formerly served as Interim President and Chief Executive Officer (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of the Company (then known as Blast Energy Services, Inc.), as discussed in greater details above under “Executive Officers” on page 14).

Founders

Since the founding of Pacific Energy Development, an aggregate of 4,840,000 fully-vested shares of common stock were directly and indirectly purchased by various parties as founder’s shares for nominal value, including to members of our management team, as follows: 2,533,334 shares to Frank C. Ingriselli (including the shares issued to GVEST, as described below); 666,667 shares to Jamie Tseng; and 633,334 shares to Clark R. Moore.

Global Venture Investments LLC, which we refer to as GVEST, an entity wholly-owned and controlled by Mr. Ingriselli, and Pacific Energy Development entered into a Subscription Agreement, dated April 30, 2011, pursuant to which GVEST contributed a 6% joint venture interest in Rare Earth Ovonic Metal Hydride JV Co. Ltd. Joint Venture, a Chinese rare earth metal manufacturing and production company, to Pacific Energy Development in exchange for 1,366,668 fully-vested shares of common stock.  GVEST has subsequently transferred all of these shares into the name of Frank C. Ingriselli, our President and Chief Executive Officer.

Share Grants to Management

The majority of the shares of Pacific Energy Development held by Messrs. Ingriselli, Tseng and Moore were acquired through the direct purchase of such shares from Pacific Energy Development at a price of approximately $0.003 per share, and are fully-vested. A total of 116,667 of the shares of Pacific Energy Development held by Mr. Peterson were subject to forfeiture in the event Mr. Peterson was no longer an employee, officer, director or consultant to Pacific Energy Development, which risk of forfeiture lapsed with respect to 50% of the shares on December 1, 2012, and 50% of the shares on June 1, 2013. An additional 116,667 of the shares of Pacific Energy Development held by Mr. Peterson were similarly subject to restrictions that lapsed on June 1, 2012.  In addition, 250,000, 166,667, and 83,334 of the shares of Pacific Energy Development held by Messrs. Peterson, Ingriselli and Moore, respectively, were acquired through a grant of such shares as restricted stock by Pacific Energy Development, and are or were subject to forfeiture in the event the holder is or was no longer an employee, officer, director or consultant to Pacific Energy Development, which risk of forfeiture lapsed with respect to 50% of the shares on August 9, 2012, and the risk of forfeiture lapsed with respect to 20% of the shares on February 9, 2013, 20% of the shares on August 9, 2013, and the balance of 10% of the shares lapsed on February 9, 2014.

Loans from Directors and Officers

On March 22, 2013, we closed a private placement of secured promissory notes (the “Bridge Notes”) for an aggregate principal amount of $4.0 million, together with warrants exercisable for a total of up to 76,198 shares of our common stock at an exercise price of $5.25 per share (the “Bridge Warrants,” and, together with the Bridge Notes, the “Bridge Securities”).  Frank C. Ingriselli, our President, Chief Executive Officer, and member of our Board of Directors, participated in the Bridge Financing, purchasing Bridge Notes of $1 million and receiving Bridge Warrants exercisable for 19,048 shares of our common stock, and Clark R. Moore, our Executive Vice President and General Counsel, purchased Bridge Notes of $50,000 and received Bridge Warrants exercisable for 953 shares of our common stock, respectively.

On December 16, 2013, we amended all of the Bridge Notes in order to extend the maturity date to July 31, 2014, subordinate the Bridge Notes to certain future qualified senior indebtedness, repay all accrued interest and payment-in-kind cash due, repay either none or 50% of the outstanding principal amounts due under such Bridge Notes, as elected by the holders, increase the interest rate from 10% per annum to 12% per annum on all deferred principal, and provided for an additional 10% payment-in-kind cash (“PIK”) amount equal to 10% of the deferred principal due.  As additional consideration for the amendment of the Bridge Notes, we granted a new warrant (“New Warrant”) exercisable on a cashless basis at an exercise price of $2.34 per share for a number of shares of our common stock equal to (x) double (2x) the number of shares issuable under the Bridge Warrant originally issued to each holder who agreed to defer 50% of the outstanding principal of its Bridge Note, and (y) triple (3x) the number of shares issuable under the Bridge Warrant originally issued to each holder who agreed to defer 100% of the outstanding principal of its Bridge Note.  Frank C. Ingriselli, our President, Chief Executive Officer, and Chairman, agreed to defer $500,000 of the original $1.0 million principal amount outstanding under his Bridge Note, and we paid him $73,699 in accrued interest and $100,000 in PIK amounts due, and repaid 50% of his outstanding principal amount of $500,000, and Mr. Ingriselli received a New Warrant exercisable for 38,096 shares of our common stock. Clark R. Moore, our Executive Vice President and General Counsel, agreed to defer $25,000 of the original $50,000 principal amount outstanding under his Bridge Note, and we paid him $3,685 in accrued interest and $5,000 in PIK amounts due, and repaid 50% of his outstanding principal amount of $25,000, and Mr. Moore received a New Warrant exercisable for 1,906 shares of our common stock.

In February 2014, each of Mr. Ingriselli and Mr. Moore transferred their Bridge Notes to non-affiliates of the Company, and as such, such officers no longer hold any Bridge Notes or rights thereunder.

On March 7, 2014, we entered into the Second Amendment to Secured Promissory Notes (each, an “Amended Note,” and collectively, the “Amended Notes”) with all but one of the bridge investors.

The Amended Notes amended the Bridge Notes to allow the holders thereof the right to convert up to 100% of the outstanding and unpaid principal amount (but in increments of not less than 25% of the principal amount of each Bridge Note outstanding as of the entry into the Amended Notes and only up to four (4) total conversions of not less than 25% each); the additional payment-in-kind cash amount equal to 10% of the principal amount of each holder’s Bridge Note which was deferred pursuant to the First Amendment; and all accrued and unpaid interest under each Bridge Note (collectively, the “Conversion Amount”) into our common stock, subject to shares totaling no more than 19.9% of our outstanding common stock on the date such Amended Notes were entered into being issued to such note holders upon conversion of the Amended Notes.  Upon a conversion, the applicable holder shall receive that number of shares of common stock as is determined by dividing the Conversion Amount by a conversion price (the “Conversion Price”) as follows:

           (A)        prior to June 1, 2014, the Conversion Price shall be $2.15 per share; and

           (B)         following June 1, 2014, the denominator used in the calculation described above shall be the greater of (i) 80% of the average of the closing price per share of our publicly traded common stock for the five (5) trading days immediately preceding the date of the conversion notice provided by the holder; and (ii) $0.50 per share.

Additionally, all but one bridge investor entered into a Subordination and Intercreditor Agreement in favor of BAM Administrative Services LLC (the “Agent”), subordinating and deferring the repayment of the Bridge Notes until full repayment of certain senior notes. The Subordination and Intercreditor Agreements also prohibit us from repaying the Bridge Notes until certain senior notes have been paid in full, except that we are allowed to repay the Bridge Notes from net proceeds received from the sale of common or preferred stock (i) in calendar year 2014 if such net proceeds received in such calendar year exceeds $35,000,000, (ii) in calendar year 2015 if such net proceeds received in such calendar year exceeds $50,000,000, and (iii) in calendar year 2016 if such net proceeds actually received in such calendar year exceeds $50,000,000.

Agreements with Affiliates

MIE Holdings Corporation

MIE Holdings Corporation, which we refer to as MIE Holdings, an independent upstream onshore oil company operating in China and abroad, may be deemed to be an affiliate of our company due to its beneficial ownership of 1,333,334 shares of our common stock, representing beneficial ownership of greater than 5% of our outstanding common stock. MIE Holdings acquired 1,333,334 shares of preferred stock from Pacific Energy Development and an 80% interest in Condor Energy Technology LLC (“Condor”), in which we own a 20% interest and manage with an affiliate of MIE Holdings, for $3,000,000 on October 31, 2011; the shares were converted into 1,333,334 shares of our Series A preferred stock in the Pacific Energy Development merger and subsequently converted into 1,333,334 shares of our common stock in January 2013. MIE Holdings continues to hold these shares.

Pacific Energy Development and an affiliate of MIE Holdings collectively own and operate Condor, which holds part of our interests in 2,384 net acres in oil and natural gas properties covering approximately 9,067 gross acres that are located in Morgan and Weld Counties, Colorado that include the Niobrara formation, which we refer to as the Niobrara Asset, and formerly held a 50% interest in White Hawk Petroleum, LLC (“White Hawk”), which previously held our interests in the Eagle Ford asset until we divested those interests effective November 1, 2013.

On February 14, 2013, the Company, through its wholly-owned Nevada subsidiary, Pacific Energy Development Corp. (“PEDCO”), entered into a Secured Subordinated Promissory Note (the “MIEJ Note”) with MIEJ, with an effective date of November 1, 2012. Under the Note, PEDCO may draw down multiple advances up to a maximum of $5 million outstanding principal under the MIEJ Note, with repaid amounts not being permitted to be re-borrowed. Amounts borrowed under the MIEJ Note may be used by PEDCO to fund fees and expenses allocable to PEDCO with respect to its operations in the Niobrara Asset. When drawn, principal borrowed under the MIEJ Note carries an interest rate of 10.0% per annum. Principal and accrued interest under the MIEJ Note were required to be paid within ten (10) business days of the earlier to occur of (i) December 31, 2013 or (ii) the closing of a debt or equity financing transaction with gross proceeds to the Company of at least $10 million. The MIEJ Note can be prepaid in full by the Company without penalty, and is secured by all of PEDCO’s ownership and working interest in the FFT2H, Waves 1H and Logan 2H wells located in the Niobrara Asset, and all corresponding leasehold rights pooled with respect to such well, and PEDCO’s ownership and working interest in each future well drilled and completed in the Niobrara Asset.

On March 25, 2013, we and MIEJ amended and restated the MIEJ Note, to increase from $5 million the maximum amount available for us to borrow thereunder to $6.5 million, and to permit amounts borrowed under the MIEJ Note to be used by us to fund fees and expenses allocable to us with respect to our operations in the Niobrara Asset, Niobrara Asset-related acquisition expenses, and repayment of $432,433 due to Condor as a refund of the performance deposit paid by MIEJ with respect to the Mississippian Asset acquisition and applied toward our purchase price of an average 97% working interest in the Mississippian Lime covering approximately 7,006 gross (6,763 net) acres located in Comanche, Harper, Barber and Kiowa Counties, Kansas, which we refer to as the Mississippian Asset. The MIEJ Note converted amounts previously advanced by MIEJ to us in the amount of $2.17 million to fund operations in the Niobrara Asset through November 1, 2012, as well as an additional $2 million loaned by MIEJ to us under the MIEJ Note on February 14, 2013 and $2 million loaned by MIEJ to us under the MIEJ Note on March 25, 2013.

On July 9, 2013, we and MIEJ agreed to amend the MIEJ Note to extend the maturity date from December 31, 2013 to August 31, 2014, and to remove the maturity trigger upon the closing of a debt or equity financing transaction with gross proceeds of $10 million to the Company.  The Amended and Restated Secured Subordinated Promissory Note (the “Amended Note”), dated July 9, 2013, amends and restates the MIEJ Note.  Under the Amended Note, PEDCO may draw down multiple advances up to a maximum of $6.5 million outstanding principal under the Note, with repaid amounts not being permitted to be re-borrowed.  Amounts borrowed under the Amended Note may be used by PEDCO to fund fees and expenses allocable to PEDCO with respect to its operations in the Niobrara Asset.  When drawn, principal borrowed under the Amended Note carries an interest rate of 10.0% per annum.  Principal and accrued interest under the Amended Note are due and payable within ten (10) business days of August 31, 2014.   The total principal amount outstanding under the note is $6.17 million as of December 31, 2013. There is currently approximately $330,000 available for future borrowing by PEDCO under the note. Further, the Company owes $585,777 in accrued interest at December 31, 2013 under the Note.

On July 9, 2013, Condor, the Company’s 20% owned subsidiary, and MIEJ agreed to amend the Promissory Note (the “Original Condor-MIEJ Note”) previously entered into on February 14, 2013 by Condor and MIEJ, to increase the amount available for borrowing from $14 million to $25 million for the purposes of funding drilling and development of Condor’s assets.  The Amended and Restated Promissory Note, executed July 9, 2013 by Condor and effective June 28, 2013 (the “Amended Condor-MIEJ Note”), amends and restates the Original Condor-MIEJ Note.  Under the Amended Condor-MIEJ Note, Condor may draw down multiple advances up to a maximum of $25 million outstanding principal under the Amended Condor-MIEJ Note (previously $14 million), with repaid amounts not being permitted to be re-borrowed.  When drawn, principal borrowed under the Amended Condor-MIEJ Note carries an interest rate per annum equal to the one (1) month LIBOR rate, plus four percent (4%).  Principal and accrued interest due under the Amended Condor-MIEJ Note is due and payable on the date that is 36 months from the date each advance is made under the Amended Condor-MIEJ Note.  The note may be prepaid in full by Condor without penalty. The total principal amount outstanding as of December 31, 2013 under the Amended Condor-MIEJ Note is $26,472,535.

On November 26, 2012, we entered into an agreement with MIEJ providing for the allocation of 50% of the purchase price, payment of the aggregate $864,866 performance deposit due, ownership interest, development and operational expenses with respect to the Mississippian Asset to each of our company and MIEJ, provided that if MIEJ elected to not participate in the acquisition of the Mississippian asset, that we would refund MIEJ’s $432,433 paid as its 50% portion of the performance deposit paid and allow MIEJ to exit the transaction. In February 2013, MIEJ elected not to participate in the Mississippian asset acquisition transaction, the seller and the Company agreed to restructure the Mississippian asset acquisition transaction to provide for the Company to be the sole buyer and apply the performance deposit previously paid toward the purchase price due from the Company in the restructured transaction.  In March 2014, the Company fully satisfied its obligation to refund to MIEJ the amount of $432,433.

On December 20, 2013, White Hawk entered into a series of transactions pursuant to which MIEJ divested its 50% share of interests in the assets held through White Hawk to a third party, and withdrew from White Hawk as a member thereof effective December 31, 2013, with our effective interests in the Eagle Ford shale assets remaining unchanged and unaffected by the transactions.  As a result of the transactions, White Hawk divested 50% of its assets and we became the 100% owner of White Hawk.  Thereafter, we sold our Eagle Ford assets to a third party, effective November 1, 2013, and exited the Eagle Ford play.

Yao Hang Finance (Hong Kong) Limited

Yao Hang Finance (Hong Kong) Limited, which we refer to as Yao Hang, may be deemed to be an affiliate of our company due to its beneficial ownership of 3,333,334 shares of our common stock, representing beneficial ownership of greater than 5% of our outstanding common stock.  On August 12, 2013, we sold (a) 6,666,667 shares of common stock at a price of $3.00 per share (the “Purchased Shares”), which included rights to the following warrants (b) three-year warrants exercisable on a cash basis only for (i) an aggregate of 666,667 shares of common stock at $3.75 per share, (ii) an aggregate of 666,667 shares of common stock at $4.50 per share, and (iii) an aggregate of 666,667 shares of common stock at $5.25 per share (collectively (i), (ii) and (iii), the “Purchased Warrants”), to Yao Hang in consideration for $20 million.

Yao Hang paid $10 million in cash at the closing, and entered into a common stock and Warrant Subscription Agreement (the “Subscription Agreement”), First Amendment to common stock and Warrant Subscription Agreement (the “Amendment”), and full-recourse promissory note, which Amendment and note required that it pay the balance of $10 million in cash no later than December 1, 2013, with 3,333,333 of the shares of common stock issued to Yao Hang in the private placement (the “Escrowed Shares”), as well as warrants exercisable for (i) an aggregate of 333,333 shares of common stock at $3.75 per share, (ii) an aggregate of 333,333 shares of common stock at $4.50 per share, and (iii) an aggregate of 333,333 shares of common stock at $5.25 per share (collectively (i), (ii) and (iii), the “Escrowed Warrants”), being held in escrow by the Company pending Yao Hang’s payment in full of the $10 million due under the Note.

Yao Hang failed to pay the $10 million balance due under the note by December 1, 2013, and has not paid any funds in connection with such remaining Note balance to date.  On March 7, 2014, we notified Yao Hang that, effective immediately, the Escrowed Shares and Escrowed Warrants were rescinded as permitted pursuant to the terms of the note, and the note was cancelled and forgiven, with no further action required by Yao Hang.

Review and Approval of Related Party Transactions

We have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders, provided that it is our policy that any future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

In addition, our Code of Ethics (described above under “Code of Ethics” on page 12), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership in our common stock and other equity securities, on Form 3, 4 and 5, respectively. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish our company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and on written representation by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that with respect to the fiscal year ended December 31, 2013, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exception of Yao Hang Finance (Hong Kong) Limited, which acquired beneficial ownership of more than 10% of the Company’s issued and outstanding common stock effective August 12, 2013, and has not, to the Company’s knowledge, filed a Form 3 as required under Section 16 or a Schedule 13D or Schedule 13G with the U.S. Securities and Exchange Commission.

Pursuant to SEC rules, we are not required to disclose in this proxy statement any failure to timely file a Section 16(a) report that has been disclosed by us in a prior proxy statement.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, three directors are to be elected to hold office until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Nominating and Governance Committee has recommended, and the Board of Directors has selected, the following nominees for election: Frank C. Ingriselli, David C. Crikelair and Elizabeth P. Smith, all of whom are current members of the Board of Directors of our company.  If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to serving the Company and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the Board, as of the date of this proxy statement, to its conclusion that such director should serve as a director of the Company. Director nominee ages set forth below are as of the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

FRANK C. INGRISELLI (Age 59) CHAIRMAN Director since July 2012

Mr. Ingriselli has served as our Executive Chairman of the Board, Chief Executive Officer and President since our acquisition of Pacific Energy Development in July 2012.  Mr. Ingriselli has served as the President, Chief Executive Officer, and Director of Pacific Energy Development since its inception in February 2011.   Mr. Ingriselli began his career at Texaco, Inc. in 1979 and held management positions in Texaco’s Producing-Eastern Hemisphere Department, Middle East/Far East Division, and Texaco’s International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco’s global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing an investment in Russia. In 1998, Mr. Ingriselli returned to Texaco’s Executive Department with responsibilities for Texaco’s power and natural gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco’s global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC, which we refer to as GVEST, an energy consulting firm, for which Mr. Ingriselli continues to serve as the President and Chief Executive Officer.  We believe Mr. Ingriselli’s positions with GVEST require only an immaterial amount of Mr. Ingriselli’s time and do not conflict with his roles or responsibilities with our company. In 2005, Mr. Ingriselli co-founded CAMAC Energy Inc. (NYSE:  CAK) (formerly Pacific Asia Petroleum, Inc.) an independent energy company headquartered in Houston, Texas, and served as its President, Chief Executive Officer and a member of its Board of Directors from 2005 to July 2010.

From 2000 to 2006, Mr. Ingriselli sat on the Board of the Electric Drive Transportation Association (where he was also Treasurer) and the Angelino Group, and was an officer of several subsidiaries of Energy Conversion Devices Inc., a U.S. public corporation engaged in the development and commercialization of environmental energy technologies.  From 2001 to 2006, he was a Director and Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the need for advanced energy technology and the demand for low-cost high quality components, and Eletra Ltd, a Brazilian hybrid electric bus developer.  Mr. Ingriselli currently sits on the Advisory Board of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in the new independent states of the former Soviet Union.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

Mr. Ingriselli brings to the Board over 34 years’ experience in the energy industry. The Board of Directors believes that Mr. Ingriselli’s experience with our company’s acquired subsidiary Pacific Energy Development  and the insights he has gained from these experiences will benefit our company’s future plans to evaluate and acquire additional oil producing properties and that they qualify him to serve as a director for our company.

DAVID C. CRIKELAIR (Age 66) CHAIRMAN OF THE AUDIT COMMITTEE Director since September 2013

Mr. Crikelair joined our Board of Directors on September 10, 2013, immediately prior to the listing of our common stock on the NYSE MKT.  Mr. Crikelair has more than 40 years of experience in the oil and gas industry, and has broad experience in the areas of corporate finance, banking, capital markets and financial reporting.  Since 2001, Mr. Crikelair has been a co-owner and serves as a Managing Partner of FrontStreet Partners, LLC, a privately-held energy and real estate investment firm.  Previously, Mr. Crikelair spent most of his career with Texaco Inc. and affiliates, serving in various financial and operating positions, including: Vice President of Texaco Inc. (1991 - 1999), corporate Treasurer (1986 - 1991), and Head of the Alternate Energy Department (1991 - 1996), responsible for worldwide co-generation and power businesses, technology licensing, gasification business, ethanol manufacturing, intellectual property, and non-oil and gas natural resources. Mr. Crikelair also served as Chief Financial Officer of Equilon Enterprises, LLC (1998 - 1999), the major Houston based joint venture of the Shell Oil Company and Texaco Inc. focused on the refining, marketing, trading, transportation and lubricant businesses.  Mr. Crikelair also served as a Director of Caltex Petroleum Corporation, the principal international refining and marketing joint venture company owned by Texaco Inc. and Chevron.  He also served as Chief Financial Officer for a privately-held software company focused on collaborative supply chain activities.

Mr. Crikelair has served as a member of various not for profit community and governmental organizations and boards. He continues to be involved in a number of charitable organizations.  Mr. Crikelair graduated from Franklin and Marshall College in 1969 with a Bachelor of Arts degree in Mathematics and received a Masters of Business Administration in Corporate Finance from the New York University Graduate School of Business Administration in 1971.

The Board of Directors believes that Mr. Crikelair’s over 40 years’ experience in corporate finance, banking, capital markets and financial reporting in the energy industry, and the insights the has gained from these experiences, will provide crucial guidance for our company’s future operations, capital raising efforts, and oversight of our financial reporting and internal controls.

ELIZABETH P. SMITH (Age 64) CHAIRWOMAN OF THE COMPENSATION COMMITTEE CHAIRWOMAN OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Director since September 2013

Ms. Smith joined our Board of Directors on September 10, 2013, immediately prior to the listing of our common stock on the NYSE MKT.  Ms. Smith retired from Texaco Inc. as Vice President-Investor Relations and Shareholder Services in late 2001 following its merger with Chevron Corp. Ms. Smith was also the Corporate Compliance Officer for Texaco and was a member of the Board of The Texaco Foundation. Ms. Smith joined Texaco’s Legal Department in 1976. As an attorney in the Legal Department, Ms. Smith handled administrative law matters and litigation. She served as Chairman of the American Petroleum Institute’s Subcommittee on Department of Energy Law for the 1983-1985 term.  Ms. Smith was appointed Director of Investor Relations for Texaco, Inc. in 1984, and was named Vice President of the Corporate Communications division in 1989. In 1992, Ms. Smith was elected a Vice President of Texaco Inc. and assumed additional responsibilities as head of that company’s Shareholder Services Group. In 1999, Ms. Smith was named Corporate Compliance Officer for Texaco. Ms. Smith served as a Director of Pacific Asia Petroleum, Inc. until its merger with CAMAC Energy, Inc. in April of 2010.

 Ms. Smith was elected to the Board of Finance of Darien, Connecticut, in November 2007, and since November 2010, has been serving as the Chairman. In June of 2012, Ms. Smith was elected a Trustee of St. Luke’s School in New Canaan, Connecticut and in 2013, Ms. Smith was elected as Treasurer of the Board of Trustees. From 2007 through 2010, Ms. Smith has also served as a Board Member of the Community Fund of Darien, Connecticut, and from 1996 through 2006, Ms. Smith served on the Board of Directors of INROADS/Fairfield Westchester Counties, Inc. From 2002 through 2005, Ms. Smith served as a member of the Board of Families With Children From China-Greater New York, and from 2004 through 2005, she served as a member of the Board of The Chinese Language School of Connecticut. While at Texaco, Ms. Smith was an active member in NIRI (National Investor Relations Institute) and the NIRI Senior Roundtable. She has been a member and past President of both the Investor Relations Association and the Petroleum Investor Relations Institute. Ms. Smith was a member of the Board of Trustees of Marymount College Tarrytown from 1993 until 2001. She was also a member of the Board of The Education and Learning Foundation of Westchester and Putnam Counties from 1993 to 2002.

Ms. Smith graduated from Bucknell University in 1971 with a Bachelor of Arts degree, cum laude, and received a Doctor of Jurisprudence degree from Georgetown University Law Center in 1976.

The Board of Directors believes that Ms. Smith’s over 30 years’ experience in corporate compliance, investor relations, and law in the energy industry working at a major U.S. oil and gas company, and the insights she has gained from these experiences, will provide crucial guidance for our company’s future operations and compliance efforts.

Director Qualifications

The Board believes that each of our directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Board seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

What Vote Is Required To Elect The Director Nominees

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the Annual Meeting are required to elect each director. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions and broker non-votes with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the Board of Directors in our Bylaws, the Board has set the number of directors that shall constitute the Board at three. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2
AMENDMENT TO THE COMPANY’S 2012 EQUITY INCENTIVE PLAN

At the Annual Meeting, stockholders are requested to approve an amendment to the 2012 Equity Incentive Plan, which we refer to as the 2012 Plan, to increase by 5,000,000 the number of shares reserved for issuance under such plan.  The amendment to the 2012 Plan has previously been approved by the Board of Directors. If Proposal 2 is not approved by the Company’s stockholders, the Company will continue to operate the 2012 Plan pursuant to its current provisions.

As of the date of this proxy filing, options to purchase 184,500 shares of restricted stock and 1,270,752 shares of restricted stock have been issued under the 2012 Plan, with 544,748 shares of common stock remaining available for issuance under the 2012 Plan.  In the event Proposal 2 is approved at the Annual Meeting, the 2012 Plan will have 5,544,748 shares available for future issuance.

The following is a summary of the principal features of the 2012 Plan. This summary does not purport to be a complete description of all of the provisions of the 2012 Plan. It is qualified in its entirety by reference to the full text of the 2012 Plan, as proposed to be amended, which has been filed with the SEC with this proxy statement as Appendix A.

General

On June 26, 2012, our Board adopted the 2012  Plan, and recommended that the adoption of the 2012 Plan be submitted for approval by our stockholders, who approved the adoption of the 2012 Plan on July 27, 2012.  Our Board adopted the 2012 Plan because there were a limited number of shares available for grants of awards under our prior stock option plan, the 2009 Stock Incentive Plan (the “Prior Plan”).  In addition, the Prior Plan was to expire in April 2019.  Our Board adopted the 2012 Plan to continue to provide a means by which employees, directors and consultants of our company may be given an opportunity to benefit from increases in the value of our common stock, and to attract and retain the services of such persons.  All of our employees, directors and consultants are eligible to participate in the 2012 Plan.

The 2012 Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares.  Incentive stock options granted under the 2012 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Non-statutory stock options granted under the 2012 Plan are not intended to qualify as incentive stock options under the Code.  See “Federal Income Tax Consequences” below for a discussion of the principal federal income tax consequences of awards under the 2012 Plan.

Purpose

Our Board adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our company’s interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.  All of our employees, directors and consultants are eligible to participate in the 2012 Plan.

Administration

Unless it delegates administration to a committee as described below, our Board will administer the 2012 Plan.  Subject to the provisions of the 2012 Plan, our Board has the power to construe and interpret the 2012 Plan, and to determine: (i) the fair value of common stock subject to awards issued under the 2012 Plan; (ii) the persons to whom and the dates on which awards will be granted; (iii) what types or combinations of types of awards will be granted; (iv) the number of shares of common stock to be subject to each award; (v) the time or times during the term of each award within which all or a portion of such award may be exercised; (vi) the exercise price or purchase price of each award; and (vii) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Our Board has the power to delegate administration of the 2012 Plan to a committee composed of one or more directors.  In the discretion of our Board, a committee may consist solely of two or more “independent directors” or two or more “non-employee directors” (as such terms are defined in the 2012 Plan).

Stock Subject to the 2012 Plan

Subject to the provisions of the 2012 Plan relating to adjustments upon changes in our common stock, an aggregate of 2,000,000 shares of common stock are currently reserved for issuance under the 2012 Plan, with 544,748 shares of common stock remaining available for issuance under the 2012 Plan as of the date of this proxy statement.

If shares of common stock subject to an option, SAR or performance share or unit granted under the 2012 Plan expire or otherwise terminate without being exercised (or exercised in full), such shares shall become available again for grants under the 2012 Plan.  If shares of restricted stock awarded under the 2012 Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall again be available under the 2012 Plan.  Where the exercise price of an option granted under the 2012 Plan is paid by means of the optionee’s surrender of previously owned shares of common stock, or our withholding of shares otherwise issuable upon exercise of the option as may be permitted under the 2012 Plan, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the 2012 Plan.

Eligibility

Incentive stock options may be granted under the 2012 Plan only to employees of our company and its affiliates.  Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2012 Plan.

No incentive stock option may be granted under the 2012 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our company or any affiliate of our company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.  In addition, no employee may be granted options under the 2012 Plan exercisable for more than four million shares of common stock during any twelve-month period.

Terms of Options and SARs

Options, SARs and performance shares and units may be granted under the 2012 Plan pursuant to stock option agreements, stock appreciation rights agreements and performance award agreements, respectively.  The following is a description of the permissible terms of options, SARs and performance units under the 2012 Plan.  Individual grants of options, SARs and performance shares and units may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value.  The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant.  The base value of an SAR or performance share or unit may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the 2012 Plan must be paid either in cash at the time the option is exercised or, at the discretion of our Board, (i) by delivery of already-owned shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission.

In addition, the holder of an SAR is entitled to receive upon exercise of such SAR only shares of our common stock at a fair market value equal to the benefit to be received by the exercise.

Vesting

Options granted under the 2012 Plan may be exercisable in cumulative increments, or “vest,” as determined by our Board.  Our Board has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option, SAR or performance share or unit, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, SAR or performance share or unit by a cash payment upon exercise, or in the discretion of our Board, by authorizing our company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term

The maximum term of options, SARs and performance shares and units under the 2012 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years.  Options, SARs and performance shares and units awarded under the 2012 Plan generally will terminate three months after termination of the participant’s service; however, pursuant to the terms of the 2012 Plan, a grantee’s employment shall not be deemed to terminate by reason of such grantee’s transfer from our company to an affiliate of our company, or vice versa, or sick leave, military leave or other leave of absence approved by our Board, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by our company or any of its affiliates is guaranteed either contractually or by statute.

Restrictions on Transfer

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution.  During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit.  Our Board may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2012 Plan pursuant to restricted stock purchase or grant agreements.  No awards of restricted stock may be granted under the 2012 Plan after ten (10) years from our Board’s adoption of the 2012 Plan.

Payment

Our Board may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.  If restricted stock under the 2012 Plan is issued pursuant to a purchase agreement, the purchase price must be paid either in cash at the time of purchase or, at the discretion of our Board, pursuant to any other form of legal consideration acceptable to our Board.

Vesting

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our Board. In the event a recipient’s employment or service with our company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our company in accordance with such restricted stock agreement.

Tax Withholding

Our Board may require any recipient of restricted stock to pay to us in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements.  If the recipient fails to pay the amount demanded, our Board may withhold that amount from other amounts payable by us to the recipient, including salary, subject to applicable law.  With the consent of our Board in its sole discretion, a recipient may deliver shares of our common stock to our company to satisfy this withholding obligation.

Restrictions on Transfer

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our Board shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions

If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in the capital structure of our company), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2012 Plan and outstanding awards.  In that event, the 2012 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2012 Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

In the event of (i) a liquidation or dissolution of our company; (ii) a merger or consolidation of our company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of our company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of our company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2012 Plan or may substitute similar awards.  Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination

Our Board may suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time.  Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our Board, i.e., in March 2022.

Our Board may also amend the 2012 Plan at any time, and from time to time.  However, except as relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes.  Our Board may submit any other amendment to the 2012 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the recipient and our company with respect to participation in the 2012 Plan.  This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the recipient upon the grant of an incentive stock option.  Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise.  A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise.  If the shares of common stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount.  If the recipient sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Non-statutory Stock Options and Restricted Stock Awards

Non-statutory stock options and restricted stock awards granted under the 2012 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant.  Upon acquisition of the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price.  However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock.  If such election is not made, the recipient generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date.  On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin.  If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.  Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock.  Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Appreciation Rights or SARs

A recipient receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a recipient exercises the stock appreciation right, the fair market value of any shares of common stock received will be ordinary income to the recipient and will be allowed as a deduction to us for federal income tax purposes.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain senior executives of our company (a “covered employee”) in a taxable year to the extent that compensation to such employees exceeds $1,000,000.  It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from our company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.  In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a committee solely comprising “outside directors” (as defined in the 2012 Plan) and, among other things, the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant.  Awards to purchase restricted stock under the 2012 Plan will not qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m).

Securities issued and granted under 2012 Plan

As of the date of this proxy filing, options to purchase 184,500 shares of restricted stock and 1,270,752 shares of restricted stock have been issued under the 2012 Plan, with 544,748 shares of common stock remaining available for issuance under the 2012 Plan.  Information regarding all of our equity compensation plans can be found above under “Equity Compensation Plan Information”, on page 18.

Reasons for and Purpose of the Amendment to the 2012 Plan

The reason for the amendment is solely to increase the shares available for issuances under the 2012 Plan in order for the Company to be able to issue additional equity incentive compensation awards under the 2012 Plan for the purpose of attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, directors and consultants, and promoting the success of the Company’s business.

The amendment would increase the number of shares that may be granted during the life of the 2012 Plan from 2,000,000 to 7,000,000 shares.

The Company is asking stockholders to increase the number of shares available for grants under the 2012 Plan to a level that the Company believes will, on the basis of current assumptions, ensure that enough shares remain available for anticipated issuances under the 2012 Plan through 2015.

Amendment of the 2012 Plan

Specifically, under this Proposal 2, the Company’s stockholders are being asked to approve an amendment to clause (a) of Section 3 of the 2012 Plan such that the paragraph would provide in its entirety as follows:

“Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is seven million (7,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

The other paragraphs of Section 3 and all other sections of the 2012 Plan would remain unchanged, other than (a) Section 15(a)(i), which relates to the maximum number of incentive stock options which may be issued under the 2012 Plan, (b) Section 15(b)(ii)(1), which relates to the maximum number of shares issuable to any participant under the 2012 Plan in any one fiscal year, (c) Section 15(b)(ii)(2), which relates to the maximum fair market value of shares relating to awards denominated in shares and satisfied in cash under the 2012 Plan in any one fiscal year, and (d) Section 15(b)(ii)(3), which relates to the maximum fair market value of shares relating to cash awards, payable in any one fiscal year under the 2012 Plan, which will each be increased to seven million (7,000,000) shares after the amendment of the 2012 Plan, compared to two million (2,000,000) shares prior to such amendment, to reflect the corresponding increase in the maximum aggregate number of shares which may be issued under the 2012 Plan as described above.

Vote Required

Although Section 710 of the NYSE MKT Company Guide, requires the affirmative vote of the holders of common stock representing a majority of the votes cast at the Annual Meeting to approve the amendment to the 2012 Plan, our Bylaws and the Texas Business Organizations Code, which supersede the NYSE MKT Company Guide requirements, require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote in order to approve the proposal relating to the amendment of the 2012 Plan as set forth in this Proposal 2.

Our Board of Directors has approved the amendment to the 2012 Plan described in Proposal 2.  If Proposal 2 is not approved by the Company’s stockholders at the Annual Meeting, the Company will continue to operate the 2012 Plan pursuant to its current provisions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2012 PLAN.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has selected GBH CPAs, PC (“GBH”), as the Company’s independent auditors for the fiscal year ended December 31, 2014, and recommends that the stockholders vote to ratify such appointment.

The Company does not anticipate a representative from GBH to be present at the annual stockholders meeting. In the event that a representative of GBH is present at the Annual Meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

AUDIT FEES

The Company previously appointed GBH as the Company’s independent auditors to audit the consolidated financial statements of the Company for the fiscal years ended December 31, 2013 and December 31, 2012.

The following table presents fees for professional audit services performed by GBH CPAs, PC for the audit of our annual financial statements for the fiscal years ended December 31, 2013 and 2012.

	2013	2012
GBH CPAs, PC:
Audit Fees(1)	$190,855	$65,680
Audit-Related Fees(2)	100,720	69,220
Tax Fees(3)	-	2,800
All Other Fees(4)	212,145	-
Total	$503,720	$137,700

(1)
Audit fees include professional services rendered for (1) the audit of our annual financial statements for the fiscal years ended December 31, 2013 and 2012 and (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years.

(2)
Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements, but are not reported under “Audit fees.”

(3)	Tax fees include professional services relating to preparation of the annual tax return.
(4)	Other fees include professional services for review of various filings and issuance of consents.

Pre-Approval Policies

It is the policy of our Board of Directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Board of Directors. Our Board of Directors pre-approved all services, audit and non-audit, provided to us by GBH for 2013 and 2012.

In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of GBH to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders, and we are asking our stockholders to ratify the appointment of GBH as the Company’s independent auditor for the year ended December 31, 2014. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of GBH as our independent registered public accounting firm.

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote, provided that a quorum exists at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of GBH.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPOINTMENT OF GBH CPAS, PC AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014.

PROPOSAL 4
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”) and the related rules of the SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our named executive officers (as disclosed in this proxy statement) by voting “FOR” or “AGAINST” the resolution below (commonly referred to as “Say-on-Pay”). While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Executive Compensation” (beginning on page 15) and the accompanying compensation tables and narratives (beginning on page 16).

As described under “Executive Compensation”, our Compensation Committee, which is comprised of two independent directors, oversees all aspects of our executive compensation program, annually reviews each component of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value. The Compensation Committee is guided by the following key principles in determining the compensation of our executive officers:

•
Competition Among Peers.  The Compensation Committee believes that our compensation program should reflect the competitive recruiting and retention conditions in the Company’s industry, so that we can attract, motivate and retain top industry talent.

•
Accountability for Our Performance.  The Compensation Committee also believes that our compensation program should be tied in part to our financial and operational performance, so that our executive officers are held accountable through their compensation for the performance of the Company based on our achievement of certain pre-determined financial and operational goals.

•
Accountability for Individual Performance.  In addition, the Compensation Committee believes that our compensation program should be tied in part to the executive officer’s achievement of pre-determined individual performance goals, to encourage and promote individual contributions to the Company’s overall performance.

•
Alignment with Stockholder Interests.  Moreover, the Compensation Committee believes that our compensation program should be tied in part to our stock price performance through the grant of stock options and stock awards, to further align our executive officers’ interests with those of our stockholders.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company, and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

The Board endorses our executive compensation program and recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Company’s 2014 Annual Meeting of Stockholders, pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion, be, and hereby is, APPROVED.”

The Company’s policy (to be approved on a non-binding basis by stockholders as discussed in Proposal 5 - Non-binding Advisory Vote on the Frequency of Holding Advisory Votes on Executive Compensation, below (page 46)) is to provide stockholders with an opportunity to approve the compensation of the named executive officers every three years at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2017 annual meeting of stockholders.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote provided that a quorum exists at the Annual Meeting. Abstentions with respect to this proposal will have the effect of a vote against this proposal and broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” this proposal.

As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee, or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

PROPOSAL 5
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF
HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement an additional separate proposal, which gives our stockholders the opportunity to vote on how frequently future advisory votes on the compensation of our named executive officers (i.e., “Say-on-Pay” votes) will occur. Stockholders may vote on whether they prefer an advisory vote to occur every one (an annual), two (a biennial) or three years (a triennial vote), or they may abstain from voting. While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

After careful consideration, the Board recommends that an advisory vote on the compensation of our named executive officers be held every three years. An advisory vote every three years will be the most effective timeframe for the Company to respond to stockholders’ feedback and provide the Company with sufficient time to engage with stockholders to understand and respond to the vote results. The Company also believes a triennial vote would align more closely with the multi-year performance measurement cycle the Company uses to reward long-term performance. Our executive compensation programs are based on our long-term business strategy, which is more appropriately reflected with a three year timeframe. However, the Board recognizes that our stockholders may elect to hold advisory votes on executive compensation more frequently than every three years (i.e., every one year or every two years). Therefore, the Board seeks input from our stockholders regarding the frequency of holding advisory votes on executive compensation.

With respect to this advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers, stockholders have three voting options (1 year, 2 years or 3 years), and the option, if any, that receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote will be considered approved by the Company’ stockholders, provided that the final vote will not be binding on us and is advisory in nature. Abstentions with respect to this proposal will have the effect of a vote against each of the voting options. Broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy for “3 YEARS” as to the frequency of holding advisory votes on executive compensation.

As noted above, the vote solicited by this proposal is advisory and its outcome will not be binding on the Board or the Compensation Committee, whether or not it is approved by the aforementioned voting standard. In evaluating the vote on this proposal, the Board and the Compensation Committee will carefully consider the voting results in their entirety in determining the frequency of holding future advisory votes on the compensation of our named executive officers. If one of the voting options is not adopted by the required vote of our stockholders, the Board and Compensation Committee will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by our stockholders.

   The Company currently plans to provide stockholders with an opportunity to approve the frequency of holding future advisory votes on executive compensation every three years at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2017 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR “3 YEARS” AS TO THE FREQUENCY OF HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 6
ADJOURNMENT OF THE ANNUAL MEETING

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Annual Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Annual Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting, but there are not sufficient votes at the time of the Annual Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to approve the adjournment of the Annual Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is submitted for a vote at the Annual Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board of Directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the Annual Meeting is adjourned, the Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Annual Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The Board of Directors believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Annual Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Vote Required

Authority to adjourn the Annual Meeting pursuant to this Proposal 6, to another place, date or time, if deemed necessary or appropriate, in the discretion of the Board of Directors, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ADJOURNMENT OF THE ANNUAL MEETING,
IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

STOCKHOLDER PROPOSALS

Proposals for 2015 Annual Meeting of Stockholders and 2015 Proxy Materials

Proposals of holders of our voting securities intended to be presented at our 2015 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, not earlier than the close of business on  February 27, 2015, and not later than the close of business on  March 29, 2015, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2015 annual meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after June 27, 2015. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2015 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

Stockholder proposals must be in writing and must include (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.  The Board of Directors reserves the right to refuse to submit any proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete, or does not comply with the requirements for stockholder proposals set forth in the Company’s Bylaws.

Additionally, the Nominating and Governance Committee will consider director candidates recommended by stockholders, provided stockholders include (a) as to each person whom the stockholder proposes for the Nominating and Governance Committee to consider for nomination for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Nominating and Governance Committee through other means.

Additional Filings

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website (www.pacificenergydevelopment.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above.  Individuals may request a copy of such information by sending a request to the Company, Attn: Corporate Secretary, PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

OTHER MATTERS

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The Board of Directors does not intend to bring any other matters before the Annual Meeting of stockholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON:

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this proxy statement.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506

By Order of the Board of Directors,

Frank C. Ingriselli, Chairman

FORM OF PROXY
(SEE ATTACHED)

PEDEVCO CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – JUNE 27, 2014 AT 11:00 A.M.

CONTROL ID:
REQUEST ID:

The undersigned stockholder of PEDEVCO CORP., a Texas corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around May 16, 2014, and hereby appoints Frank C. Ingriselli and Clark R. Moore (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of the Company, to be held on June 27, 2014 at 11:00 A.M. local time at The University Club, 9th Floor, 1 West 54th Street, New York, New York 10019 (corner of Fifth Avenue and 54th Street), and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting.  You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or Internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/PED
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF PEDEVCO CORP.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN PROPOSAL 1, “FOR” PROPOSALS 1 THROUGH 4 AND PROPOSAL 6 AND FOR “THREE YEARS” IN PROPOSAL 5, BELOW			MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	Frank C. Ingriselli				☐
	David C. Crikelair				☐	CONTROL ID:
	Elizabeth P. Smith				☐	REQUEST ID:
Proposal 2		à	FOR	AGAINST	ABSTAIN
	To approve an amendment to the company’s 2012 Equity Incentive Plan, to increase by 5,000,000 the number of shares of common stock reserved for issuance under the plan.		☐	☐	☐
Proposal 3		à	FOR	AGAINST	ABSTAIN
	Ratification of the appointment of GBH CPA’s, PC, as the company’s independent auditors for the fiscal year ending December 31, 2014.		☐	☐	☐
Proposal 4		à	FOR	AGAINST	ABSTAIN
	To approve, by non-binding vote, the compensation of the company’s named executive officers.		☐	☐	☐
Proposal 5		à	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
	To recommend, by non-binding vote, the frequency of holding advisory votes on the compensation of the company’s named executive officers.		☐	☐	☐	☐
Proposal 6		à	FOR	AGAINST	ABSTAIN
	To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies.		☐	☐	☐

This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” In Proposal 1, “For” Proposals 2 Through 4 And Proposal 6 And For “Three Years” In Proposal 5, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

If you plan to attend the meeting, please note that The University Club has a dress code. Gentlemen are required to wear a jacket and tie, and ladies are required to wear business attire. The University Club does not make exceptions.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Dated: ________________________, 2014

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

APPENDIX A
PEDEVCO CORP.

2012 EQUITY INCENTIVE PLAN
 (As Amended)

1. Purposes of the Plan.  PEDEVCO Corp., a Texas corporation (the “Company”) hereby establishes the PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN (the “Plan”). The purposes of this Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the long-term growth and profitability of the Company.  The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

2. Definitions.  The following definitions will apply to the terms in the Plan:

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; provided however, that for purposes of this subsection (i) any acquisition of securities directly from the Company shall not constitute a Change in Control;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference in the Plan to a section of the Code will be a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

“Common Stock” means the common stock of the Company.

“Company” means PEDEVCO Corp., a Texas corporation, or any successor thereto.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Director” means a member of the Board.

“Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and that either (1) renders a Participant unable to engage in any substantial gainful activity or (2) results in a Participant receiving income replacement benefits for a period of not less than three months under an employee accident and health plan covering the Participant.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation any division or subdivision of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, including without limitation quotation through the over the counter bulletin board (“OTCQB®”) quotation service administered by the Financial Industry Regulatory Authority (“FINRA”), the Fair Market Value of a Share will be the closing price for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

 (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, and to the extent Section 15 applies (a) with respect to ISOs, the Fair Market Value shall be determined in a manner consistent with Code section 422 or (b) with respect to NSOs or SARs, the Fair Market Value shall be determined in a manner consistent with Code section 409A.

“Fiscal Year” means the fiscal year of the Company.

“Grant Date” means, for all purposes, the date on which the Administrator determines to grant an Award, or such other later date as is determined by the Administrator, provided that the Administrator cannot grant an Award prior to the date the material terms of the Award are established.  Notice of the Administrator’s determination to grant an Award will be provided to each Participant within a reasonable time after the Grant Date.

“Incentive Stock Option” or “ISO” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” or “NSO” means an Option that by its terms does not qualify or is not intended to qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Shares” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance Share” means an Award denominated in Shares which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

“Performance Unit” means an Award which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

“Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture or restrictions on transfer pursuant to Section 7.

“Plan” means this 2012 Equity Incentive Plan.

“Restricted Stock” means Shares awarded to a Participant which are subject to forfeiture and restrictions on transferability in accordance with Section 7.

“Restricted Stock Unit” means the right to receive one Share at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

“Section” means a paragraph or section of this Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

“Stock Appreciation Right” or “SAR” means the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement, which shall not be less than the Fair Market Value of a Share on the Grant Date.  In the case of a SAR which is granted in connection with an Option, the specified price shall be the Option exercise price.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Ten Percent Owner” means any Service Provider who is, on the grant date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.  Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is seven million (7,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited in whole or in part to the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or unissued Shares) which were subject to the Award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares subject to the SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares withheld by the Company to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.  The Plan shall be administered by the Board or a Committee (or Committees) appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.  If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the requirements regarding: (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan, if the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns.  The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Administrator deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b) Powers of the Administrator.  Subject to the provisions of the Plan and the approval of any relevant authorities, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on continued employment, continued service or  performance criteria), any vesting acceleration (whether by reason of a Change of Control or otherwise) or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including the right to construe disputed or doubtful Plan and Award provisions;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(viii) to modify or amend each Award (subject to Section 19(c)) to the extent any modification or amendment is consistent with the terms of the Plan.  The Administrator shall have the discretion to extend the exercise period of Options generally provided the exercise period is not extended beyond the earlier of the original term of the Option or 10 years from the original grant date, or specifically (1) if the exercise period of an Option is extended (but to no more than 10 years from the original grant date) at a time when the exercise price equals or exceeds the fair market value of the Optioned Shares or (2) an Option cannot be exercised because such exercise would violate Applicable Laws, provided that the exercise period is not extended more than 30 days after the exercise of the Option would no longer violate Applicable Laws.

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to delay issuance of Shares or suspend Participant’s right to exercise an Award as deemed necessary to comply with Applicable Laws; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.  Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by Applicable Laws, be within its absolute discretion (except as otherwise specifically provided in the Plan) and shall be final, binding and conclusive upon the Company, all Participants and any person claiming under or through any Participant.

5. Eligibility.  NSOs, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Performance Shares may be granted to Service Providers.  ISOs may be granted as specified in Section 15(a).

6. Stock Options.

(a) Grant of Options.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator will determine in its sole discretion.  For purposes of the foregoing sentence, Service Providers shall include prospective employees or consultants to whom Options are granted in connection with written offers of employment or engagement of services, respectively, with the Company; provided that no Option granted to a prospective employee or consultant may be exercised prior to the commencement of employment or services with the Company.  The Administrator may grant NSOs, ISOs, or any combination of the two.  ISOs shall be granted in accordance with Section 15(a) of the Plan.

(b) Option Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the exercise date, the term of the Option, the number of Shares to which the Option pertains, and such other terms and conditions (which need not be identical among Participants) as the Administrator shall determine in its sole discretion.  If the Award Agreement does not specify that the Option is to be treated as an ISO, the Option shall be deemed a NSO.

(c) Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be no less than the Fair Market Value per Share on the Grant Date.

(d) Term of Options.  The term of each Option will be stated in the Award Agreement.  Unless terminated sooner in accordance with the remaining provisions of this Section 6, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed by the Board.

(e) Time and Form of Payment.

(i) Exercise Date.  Each Award Agreement shall specify how and when Shares covered by an Option may be purchased.  The Award Agreement may specify waiting periods, the dates on which Options become exercisable or “vested” and, subject to the termination provisions of this section, exercise periods.  The Administrator may accelerate the exercisability of any Option or portion thereof.

(ii) Exercise of Option.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.  An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator shall specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with all applicable withholding taxes).  Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

(iii) Payment.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

(4) other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(5) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

(6) by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

(7) any combination of the foregoing methods of payment; or

(8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f) Forfeiture of Options.  All unexercised Options shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Award Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Vesting Conditions and Other Terms.

(i) Vesting Conditions.  The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.  The Administrator may, in its discretion, also provide for such complete or partial exceptions to an employment or service restriction as it deems equitable.

(ii) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(iii) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(iv) Transferability.  Except as provided in this Section, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Removal of Restrictions.  All restrictions imposed on Shares of Restricted Stock shall lapse and the Period of Restriction shall end upon the satisfaction of the vesting conditions imposed by the Administrator.  Vested Shares of Restricted Stock will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine, but in no event later than the 30th day following the date on which vesting occurred.

(e) Forfeiture of Restricted Stock.  On the date set forth in the Award Agreement, the Shares of Restricted Stock for which restrictions have not lapsed will be forfeited and revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Units Award Agreement.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, vesting criteria, form of payout, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Vesting Conditions.  The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.  At any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Time and Form of Payment.  Upon satisfaction of the applicable vesting conditions, payment of vested Restricted Stock Units shall occur in the manner and at the time provided in the Award Agreement, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred.  Except as otherwise provided in the Award Agreement, Restricted Stock Units may be paid in cash, Shares, or a combination thereof at the sole discretion of the Administrator.  Restricted Stock Units that are fully paid in cash will not reduce the number of Shares available for issuance under the Plan.

 (e) Forfeiture of Restricted Stock Units.  All unvested Restricted Stock Units shall be forfeited to the Company on the date set forth in the Award Agreement and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant SARs to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Award Agreement.  Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares underlying the SAR grant, the term of the SAR, the conditions of exercise, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Exercise Price and Other Terms.  The per Share exercise price for the exercise of an SAR will be no less than the Fair Market Value per Share on the Grant Date.

(d) Time and Form of Payment of SAR Amount.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount no greater than: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised.  An Award Agreement may provide for a SAR to be paid in cash, Shares of equivalent value, or a combination thereof.

(e) Forfeiture of SARs.  All unexercised SARs shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares.  Performance Units or Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Award Agreement.  Each Award of Performance Units and Shares will be evidenced by an Award Agreement that will specify the initial value, the Performance Period, the number of Performance Units or Performance Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Value of Performance Units and Performance Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(d) Vesting Conditions and Performance Period.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.”  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals or any other basis determined by the Administrator in its discretion.

(e) Time and Form of Payment.  After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of vested Performance Units or Performance Shares by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  Vested Performance Units or Performance Shares will be paid as soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month following the end of the year the applicable Performance Period expired.   An Award Agreement may provide for the satisfaction of Performance Unit or Performance Share Awards in cash or Shares (which have an aggregate Fair Market Value equal to the value of the vested Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Forfeiture of Performance Units and Performance Shares.  All unvested Performance Units or Performance Shares will be forfeited to the Company on the date set forth in the Award Agreement, and again will become available for grant under the Plan.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as required by Applicable Laws, vesting of Awards will be suspended during any unpaid leave of absence. An Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

12. Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.  In the event of a merger or Change in Control, any or all outstanding Awards may be assumed by the successor corporation, which assumption shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to vesting requirements and repurchase restrictions no less favorable to the Participant than those in effect prior to the merger or Change in Control.

In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a SAR upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the  exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units and Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units and Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Tax Withholding.

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required by Applicable Laws to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. Provisions Applicable In the Event the Company or the Service Provider is Subject to U.S. Taxation.

(a) Grant of Incentive Stock Options.  If the Administrator grants Options to Employees subject to U.S. taxation, the Administrator may grant such Employee an ISO and the following terms shall also apply:

(i) Maximum Amount.  Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of seven million (7,000,000) Shares may be issued as ISOs under the Plan.

(ii) General Rule.  Only Employees shall be eligible for the grant of ISOs.

(iii) Continuous Employment.  The Optionee must remain in the continuous employ of the Company or its Subsidiaries from the date the ISO is granted until not more than three months before the date on which it is exercised.  A leave of absence approved by the Company may exceed ninety (90) days if reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any ISO held by the Optionee will cease to be treated as an ISO.

(iv) Award Agreement.

(1) The Administrator shall designate Options granted as ISOs in the Award Agreement.  Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO.  For purposes of this section, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(2) The Award Agreement shall specify the term of the ISO.  The term shall not exceed ten (10) years from the Grant Date or five (5) years from the Grant Date for Ten Percent Owners.

(3) The Award Agreement shall specify an exercise price of not less than the Fair Market Value per Share on the Grant Date or one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date for Ten Percent Owners.

(4) The Award Agreement shall specify that an ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution.

(v) Form of Payment.  The consideration to be paid for the Shares to be issued upon exercise of an ISO, including the method of payment, shall be determined by the Administrator at the time of grant in accordance with Section 6(e)(iii).

(vi) “Disability,” for purposes of an ISO, means total and permanent disability as defined in Section 22(e)(3) of the Code.

(vii) Notice.  In the event of any disposition of the Shares acquired pursuant to the exercise of an ISO within two years from the Grant Date or one year from the exercise date, the Optionee will notify the Company thereof in writing within thirty (30) days after such disposition.  In addition, the Optionee shall provide the Company with such information as the Company shall reasonably request in connection with determining the amount and character of Optionee’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred by reason of a disqualifying disposition, including the amount thereof.

(b) Performance-based Compensation.  If the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns, then the following terms shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m):

(i) Outside Directors.  The Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the provisions regarding “outside directors” within the meaning of Code Section 162(m).

 (ii) Maximum Amount.

(1) Subject to the provisions of Section 13, the maximum number of Shares that can be awarded to any individual Participant in the aggregate in any one fiscal year of the Company is seven million (7,000,000) Shares;

(2) For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of seven million (7,000,000) Shares on the Grant Date; and

(3) The maximum amount payable pursuant to any cash Awards to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of seven million (7,000,000) Shares on the Grant Date.

(iii) Performance Criteria.  All performance criteria must be objective and be established in writing prior to the beginning of the performance period or at later time as permitted by Code Section 162(m).  Performance criteria may include alternative and multiple performance goals and may be based on one or more business and/or financial criteria.  In establishing the performance goals, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(1) Increased revenue;

(2) Net income measures (including but not limited to income after capital costs and income before or after taxes);

(3) Stock price measures (including but not limited to growth measures and total stockholder return);

(4) Market share;

(5) Earnings per Share (actual or targeted growth);

(6) Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(7) Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(8) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(9) Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(10) Expense measures (including but not limited to overhead cost and general and administrative expense);

(11) Margins;

(12) Stockholder value;

(13) Total stockholder return;

(14) Proceeds from dispositions;

(15) Production volumes;

(16) Total market value; and

(17) Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

(c) Stock Options and SARs Exempt from Code section 409A.  If the Administrator grants Options or SARs to Employees subject to U.S. taxation the Administrator may not modify or amend the Options or SARs to the extent that the modification or amendment adds a feature allowing for additional deferral within the meaning of Code section 409A.

16. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Participant’s right or the Company’s or its Parent’s or Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Effective Date.  The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within twelve (12) months of such adoption.  Upon approval of the Plan by the stockholders of the Company, all Awards issued pursuant to the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

18. Term of Plan.  The Plan will terminate 10 years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 19.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  The Administrator may delay or suspend the issuance and delivery of Shares, suspend the exercise of Options or SARs, or suspend the Plan as necessary to comply with Applicable Laws.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Repricing Prohibited; Exchange And Buyout of Awards. The repricing of Options or SARs is prohibited without prior stockholder approval.  The Administrator may authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards.  The Administrator may at any time repurchase Options with payment in cash, Shares or other consideration, based on such terms and conditions as the Administrator and the Participant shall agree.

23. Substitution and Assumption of Awards.  The Administrator may make Awards under the Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate).  The Administrator may also make Awards under the Plan by assumption, substitution or replacement of a similar type of award granted by the Company prior to the adoption and approval of the Plan. Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Awards shall be as the Administrator, in its discretion, determines is appropriate.

24. Governing Law.  The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Texas.

Adopted by the Board of Directors on June 26, 2012.

Amended by the stockholders of the Company on ____________, 2014